                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY









                          NRG NORTHEAST GENERATING LLC,


                           the GUARANTORS party hereto


                                       and

                            THE CHASE MANHATTAN BANK



                                   as Trustee


                                    INDENTURE


                          Dated as of February 22, 2000


                                ---------------

                              Senior Secured Bonds

                                ---------------

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE 1  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION................................................1
         SECTION 1.1  Definitions; Construction...................................................................1
         SECTION 1.2  Compliance Certificates and Opinions.......................................................23
         SECTION 1.3  Form of Documents Delivered to Trustee.....................................................24
         SECTION 1.4  Notices, Etc. to Trustee...................................................................24
         SECTION 1.5  Notices to Holders; Waiver.................................................................25
         SECTION 1.6  Conflict with Trust Indenture Act..........................................................25
         SECTION 1.7  Effect of Headings and Table of Contents...................................................26
         SECTION 1.8  Successors and Assigns.....................................................................26
         SECTION 1.9  Severability Clause........................................................................26
         SECTION 1.10  Benefits of Indenture.....................................................................26
         SECTION 1.11  Governing Law.............................................................................26
         SECTION 1.12  Legal Holidays............................................................................26
         SECTION 1.13  Execution in Counterparts.................................................................27

ARTICLE 2  THE BONDS.............................................................................................27
         SECTION 2.1  Form of Bond to Be Established by Series Supplemental Indenture............................27
         SECTION 2.2  Form of Trustee's Authentication...........................................................27
         SECTION 2.3  Amount; Issuable in Series.................................................................27
         SECTION 2.4  Authentication and Delivery of Bonds.......................................................29
         SECTION 2.5  Form.......................................................................................30
         SECTION 2.6  Execution of Bonds.........................................................................30
         SECTION 2.7  Temporary Bonds............................................................................31
         SECTION 2.8  Registration; Restrictions on Transfer and Exchange........................................31
         SECTION 2.9  Mutilated, Destroyed, Lost and Stolen Bonds................................................33
         SECTION 2.10  Payment of Principal and Interest; Principal and Interest Rights Preserved................34
         SECTION 2.11  Persons Deemed Owners.....................................................................35
         SECTION 2.12  Cancellation..............................................................................35
         SECTION 2.13  Dating of Bonds; Computation of Interest..................................................35
         SECTION 2.14  Source of Payments Limited; Rights and Liabilities of the Issuer..........................35
         SECTION 2.15  Allocation of Principal and Interest......................................................36
         SECTION 2.16  Parity of Bonds...........................................................................36

ARTICLE 3  APPLICATION OF PROCEEDS FROM SALE OF BONDS............................................................36
         SECTION 3.1  Application of Proceeds from Sale of Bonds.................................................36

ARTICLE 4  DEBT SERVICE RESERVE ACCOUNT..........................................................................37
         SECTION 4.1  Debt Service Reserve Account...............................................................37
         SECTION 4.2.  Securities Account; Securities Intermediary...............................................39

         SECTION 4.3.  Security Interest.........................................................................41
         SECTION 4.4  Investment of Funds........................................................................41

ARTICLE 5  THE GUARANTEES........................................................................................42
         SECTION 5.1  The Guarantees.............................................................................42
         SECTION 5.2  Obligations Unconditional..................................................................42
         SECTION 5.3  Reinstatement..............................................................................43
         SECTION 5.4  Subrogation................................................................................44
         SECTION 5.5  Remedies...................................................................................44
         SECTION 5.6  Instrument for the Payment of Money........................................................44
         SECTION 5.7  Continuing Guarantees......................................................................44
         SECTION 5.8  Rights of Contribution.....................................................................44
         SECTION 5.9  General Limitation on Guarantee Obligations................................................45
         SECTION 5.10  Effectiveness.............................................................................45

ARTICLE 6  COVENANTS OF THE ISSUER...............................................................................46
         SECTION 6.1  Financial Statements and Other Information.................................................46
         SECTION 6.2  Existence; Conduct of Business.............................................................47
         SECTION 6.3  Maintenance of Tax Status..................................................................47
         SECTION 6.4  Compliance with Laws and Contractual Obligations...........................................47
         SECTION 6.5  Maintenance of Properties; Insurance.......................................................48
         SECTION 6.6  Payment of Taxes and Claims................................................................48
         SECTION 6.7  Books and Records; Inspection Rights.......................................................48
         SECTION 6.8  Indebtedness...............................................................................49
         SECTION 6.9  Liens......................................................................................49
         SECTION 6.10  Certain Obligations Respecting Subsidiaries...............................................49
         SECTION 6.11  Restrictive Agreements....................................................................50
         SECTION 6.12  Prohibition on Sale of Assets.............................................................50
         SECTION 6.13  Modifications of Certain Documents........................................................50
         SECTION 6.14  Prohibition on Fundamental Changes........................................................51
         SECTION 6.15  Restricted Payments.......................................................................51
         SECTION 6.16  Transactions with Affiliates..............................................................52
         SECTION 6.17  Investments...............................................................................52
         SECTION 6.18  EWG Status................................................................................53
         SECTION 6.19  Debt Service Reserve Account..............................................................53
         SECTION 6.20  Rule 144A Information.....................................................................54

ARTICLE 7  COVENANTS OF THE GUARANTORS...........................................................................54
         SECTION 7.1  Existence; Conduct of Business.............................................................54
         SECTION 7.2  Compliance with Laws and Contractual Obligations...........................................54
         SECTION 7.3  Maintenance of Properties; Insurance.......................................................54
         SECTION 7.4  Indebtedness...............................................................................55
         SECTION 7.5  Liens......................................................................................55
         SECTION 7.6  Prohibition on Fundamental Changes.........................................................56
         SECTION 7.7  Restricted Payments........................................................................56
         SECTION 7.8  Transactions with Affiliates...............................................................56
         SECTION 7.9  Investments................................................................................57
         SECTION 7.10  Operation of Facilities...................................................................58

         SECTION 7.11  Prohibition on Sale of Assets.............................................................58
         SECTION 7.12  Modification of Certain Documents.........................................................58

ARTICLE 8  REDEMPTION OF BONDS...................................................................................58
         SECTION 8.1  Optional Redemption; Redemption Price......................................................58
         SECTION 8.2  Election or Requirement to Redeem; Notice to Trustee.......................................59
         SECTION 8.3  Mandatory Redemption; Selection of Bonds to Be Redeemed; Redemption Price..................59
         SECTION 8.4  Notice of Redemption.......................................................................60
         SECTION 8.5  Bonds Payable on Redemption Date...........................................................61
         SECTION 8.6  Bonds Redeemed in Part.....................................................................61

ARTICLE 9  REPURCHASE UPON CHANGE OF CONTROL.....................................................................62
         SECTION 9.1.  Change of Control.........................................................................62

ARTICLE 10  EVENTS OF DEFAULT AND REMEDIES.......................................................................62
         SECTION 10.1  Events of Default.........................................................................62
         SECTION 10.2  Acceleration of Maturity; Rescission and Annulment........................................65
         SECTION 10.3  Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in
                             Judicial Proceedings................................................................66
         SECTION 10.4  Trustee May Enforce Claims Without Possession of Bonds....................................66
         SECTION 10.5  Application of Money Collected............................................................67
         SECTION 10.6  Limitation on Suits.......................................................................67
         SECTION 10.7  Unconditional Right of Holders to Receive Principal, Premium and Interest.................68
         SECTION 10.8  Restoration of Rights and Remedies........................................................68
         SECTION 10.9  Rights and Remedies Cumulative............................................................68
         SECTION 10.10  Delay or Omission Not Waiver.............................................................68
         SECTION 10.11  Control by Holders.......................................................................68
         SECTION 10.12  Waiver of Past Defaults..................................................................69
         SECTION 10.13  Undertaking for Costs....................................................................69
         SECTION 10.14  Waiver of Stay or Extension Laws.........................................................69

ARTICLE 11  CONCERNING THE TRUSTEE...............................................................................70
         SECTION 11.1  Certain Rights and Duties of Trustee......................................................70
         SECTION 11.2  Trustee Not Responsible for Recitals, Etc.................................................72
         SECTION 11.3  Trustee and Others May Hold Bonds.........................................................72
         SECTION 11.4  Moneys Held by Trustee or Paying Agent....................................................72
         SECTION 11.5 Compensation of Trustee and Its Lien.......................................................72
         SECTION 11.6  Right of Trustee to Rely on Officer's Certificates and Opinions of Counsel................73
         SECTION 11.7  Persons Eligible for Appointment As Trustee...............................................73
         SECTION 11.8  Resignation and Removal of Trustee; Appointment of Successor..............................74
         SECTION 11.9  Acceptance of Appointment by Successor Trustee............................................75
         SECTION 11.10  Merger, Conversion or Consolidation of Trustee...........................................76
         SECTION 11.11  Maintenance of Offices and Agencies......................................................76
         SECTION 11.12  Reports by Trustee.......................................................................78
         SECTION 11.13  Trustee Risk.............................................................................79

         SECTION 11.14  Appointment of Co-Trustee................................................................79
         SECTION 11.15  Knowledge of Default.....................................................................79
ARTICLE 12  CONCERNING THE HOLDERS...............................................................................80
         SECTION 12.1  Acts of Holders...........................................................................80
         SECTION 12.2  Bonds Owned by Issuer and Affiliates Deemed Not Outstanding...............................81
ARTICLE 13  HOLDERS' MEETINGS....................................................................................82
         SECTION 13.1  Purposes for Which Holders' Meetings May Be Called........................................82
         SECTION 13.2  Issuer and Holders May Call Meeting.......................................................82
         SECTION 13.3  Persons Entitled to Vote at Meeting.......................................................82
         SECTION 13.4  Determination of Voting Rights; Conduct and Adjournment of Meeting........................82
         SECTION 13.5  Counting Votes and Recording Action of Meeting............................................83

ARTICLE 14  SUPPLEMENTAL INDENTURES..............................................................................84
         SECTION 14.1 Supplemental Indentures Without Consent of Holders.........................................84
         SECTION 14.2  Supplemental Indenture with Consent of Holders............................................85
         SECTION 14.3  Execution of Supplemental Indentures......................................................86
         SECTION 14.4  Effect of Supplemental Indentures.........................................................86
         SECTION 14.5  Conformity with Trust Indenture Act.......................................................87
         SECTION 14.6  Reference in Bonds to Supplemental Indentures.............................................87

ARTICLE 15  SATISFACTION AND DISCHARGE...........................................................................87
         SECTION 15.1  Satisfaction and Discharge of Bonds.......................................................87
         SECTION 15.2  Satisfaction and Discharge of Indenture...................................................88
         SECTION 15.3  Application of Trust Money................................................................89
ARTICLE 16  DEFEASANCE...........................................................................................89
         SECTION 16.1  Defeasance................................................................................89
         SECTION 16.2  Conditions to Defeasance..................................................................90
ARTICLE 17  LIMITATION ON LIABILITY..............................................................................92
         SECTION 17.1  Limitation on Liability...................................................................92



SCHEDULES:

         Schedule A        Permitted Liens
         Schedule B        Restrictive Agreements
         Schedule C        Outstanding Investments


EXHIBITS:

         Exhibit A - Form of Acceptable Guarantee
         Exhibit B - Form of Subordination Provisions

                  Cross-reference sheet showing the location in this Indenture of the provisions inserted pursuant to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939, as amended.

                      Trust Indenture
                      Act Section                                                              Indenture Section
                      ----------                                                               -----------------
Section 310(a)(1)                                                                              11.7
                      (a)(2)                                                                   11.7
                      (a)(3)                                                                   N/A
                      (a)(4)                                                                   N/A
                      (a)(5)                                                                   11.7
                      (b)                                                                      11.8
                      (c)                                                                      N/A
Section 311(a)                                                                                 11.4
                      (b)                                                                      N/A
                      (c)                                                                      N/A
Section 312(a)                                                                                 N/A
                      (b)                                                                      N/A
                      (c)                                                                      N/A
Section 313(a)                                                                                 11.12
                      (b)                                                                      11.12
                      (c)                                                                      11.12
                      (d)                                                                      11.12
Section 314(a)                                                                                 6.1
                      (b)(1)                                                                   N/A
                      (b)(2)                                                                   N/A
                      (c)(1)                                                                   1.2
                      (c)(2)                                                                   1.2
                      (c)(3)                                                                   N/A
                      (d)                                                                      N/A
                      (e)                                                                      1.2
                      (f)                                                                      N/A
Section 315(a)                                                                                 11.1(j)
                      (b)                                                                      N/A
                      (c)                                                                      11.1(i)
                      (d)(1)                                                                   11.1(j)
                      (d)(2)                                                                   11.1(e)
                      (d)(3)                                                                   11.1(a); 11.1(e)
                      (e)                                                                      10.8
Section 316(a)(1)(A)                                                                           10.2; 10.11
                      (a)(l)(B)                                                                10.12
                      (a)(2)                                                                   N/A
                      (b)                                                                      10.7
                      (c)                                                                      11.1(f)
Section 317(a)(1)                                                                              10.3
                      (a)(2)                                                                   10.3
                      (b)                                                                      11.11(c)
Section 318                                                                                    1.6

                  INDENTURE dated as of February 22, 2000 among NRG Northeast Generating LLC, a Delaware limited liability company (the "Issuer"), the GUARANTORS party hereto and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Issuer has duly authorized the creation of its bonds, debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Bonds") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture (as hereinafter defined); and the Issuer has duly authorized the execution and delivery of this Indenture, to secure the Bonds and to provide for the authentication and delivery thereof by the Trustee; and

                  WHEREAS, all things necessary to make the Bonds, when executed by the Issuer and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and to constitute these presents a valid indenture and agreement according to its terms, have been done;

                  NOW, THEREFORE, that, for and in consideration of the premises and of the covenants herein contained and of the purchase of the Bonds by the holders thereof, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders (as hereinafter defined) of the Bonds, as follows:



                                    ARTICLE 1

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

                  SECTION 1.1 Definitions; Construction. For all purposes of this Indenture (and for all purposes of any other Financing Document (as hereinafter defined) or any other instrument or agreement that incorporates provisions of this Indenture by reference), except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (2) all other terms used herein that are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein;

                  (3) except as otherwise expressly provided herein, (i) all accounting terms used herein shall be interpreted, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Trustee hereunder shall be prepared and
         (iii) all calculations made for the purposes of determining compliance with this

                       NRG Northeast Generating Indenture

         Indenture shall (except as otherwise expressly provided herein) be made in accordance with, or by application of, GAAP (as hereinafter defined);

                  (4) all references in this Indenture (including the Appendices and Schedules hereto) to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture;

                  (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (6) unless the context clearly indicates otherwise, pronouns having a masculine or feminine gender shall be deemed to include the other;

                  (7) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and the other Financing Documents and shall include any agreement, contract, instrument or document in substitution or replacement of any of the foregoing entered into in accordance with the terms of this Indenture and the other Financing Documents;

                  (8) any reference to any Person (as hereinafter defined) shall include its permitted successors and assigns in accordance with the terms of this Indenture and the other Transaction Documents and, in the case of any Governmental Authority (as hereinafter defined), any Person succeeding to its functions and capacities;

                  (9) unless the context clearly requires otherwise, references to "Law" (as hereinafter defined) or to any particular Law shall include Laws or such particular Law as in effect at each, every and any of the times in question, including any amendments, replacements, supplements, extensions, modifications, consolidations, restatements, revisions or reenactments thereto or thereof, and whether or not in effect at the date of this Indenture; and

                  (10) unless the context clearly intends to the contrary, all references in this Indenture to "this Indenture", the "benefits of this Indenture", the "Lien of this Indenture", or phrases of similar import shall be deemed to include reference to the Collateral Documents (as hereinafter defined) to the extent that reference to the Collateral Documents is not expressly made.

                  "Acceptable Bank" means any commercial bank or other financial institution which (a) is organized under the laws of the United States of America, any state thereof or any other member of the Organization for Economic Cooperation and Development or Japan and has an office in the United States of America, (b) has capital, surplus and undivided profits of at least $1,000,000,000 and (c) has outstanding long-term unsecured indebtedness which is rated "A" or better by S&P and "A2" or better by Moody's (or an equivalent rating by another nationally recognized statistical rating organization of similar standing if neither such corporation is in the business of rating long-term unsecured bank indebtedness).

                       NRG Northeast Generating Indenture

                  "Acceptable Guarantor" means (i) an Acceptable Bank or (ii) NRG Energy or any Affiliate of NRG Energy (except the Issuer or any of its Subsidiaries), provided that NRG Energy or such Affiliate is (a) organized under the laws of any state of the United States of America, (b) has an aggregate stockholders' equity of at least $250,000,000 and (c) has outstanding long-term unsecured, unguaranteed indebtedness which is rated "BBB-" or better by S&P and "Baa3" or better by Moody's.

                  "Acquisition Documents" means the Dunkirk/Huntley Acquisition Documents, the Somerset Acquisition Documents, the Con Ed Acquisition Documents, the Oswego Acquisition Documents or the CL&P Acquisition Documents or any combination thereof (as the context requires).

                  "Act" when used with respect to any Holder, shall have the meaning set forth in Section 12.1.

                  "Affected Property" means, with respect to any Event of Loss, the property of the Issuer or any of the Guarantors that is lost, destroyed, damaged, condemned or otherwise taken as a result of such Event of Loss.

                  "Affiliate" with respect to any Person, means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise. In any event, any member of the Issuer shall be deemed to be an Affiliate of the Issuer and any Person that owns directly or indirectly 10% or more of securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the Issuer or other ownership interests of any other Person will be deemed to control such corporation or other Person.

                  "Arthur Kill Operator" means NRG Arthur Kill Operations Inc., a Delaware corporation.

                  "Arthur Kill Power" means Arthur Kill Power LLC, a Delaware limited liability company.

                  "Assignment of Payments" means each Assignment of Payments dated February 22, 2000 between the Issuer and each Guarantor party to a Power Marketing Agreement.

                  "Astoria Operator" means NRG Astoria Gas Turbine Operations Inc., a Delaware corporation.

                  "Astoria Power" means Astoria Gas Turbine Power LLC, a Delaware limited liability company.

                  "Authenticating Agent" means any Person acting as Authenticating Agent hereunder pursuant to Section 11.11.


                       NRG Northeast Generating Indenture

                  "Authorized Agent" means any Paying Agent, Authenticating Agent or Security Registrar or other agent appointed by the Trustee in accordance with this Indenture to perform any function that this Indenture authorizes the Trustee or such agent to perform.

                  "Authorized Representative" of any of the Issuer, the Guarantors or any other Person means the person or persons authorized to act on behalf of such entity by its chief executive officer, president, chief operating officer, chief financial officer or any vice president or its Board of Directors or any other governing body of such entity.

                  "Authorized Signatory" means any officer of the Trustee or any other individual who shall be duly authorized by appropriate corporate action on the part of the Trustee to authenticate Bonds.

                  "Board of Directors", when used with respect to a corporation, means either the board of directors of such corporation or any committee of that board duly authorized to act for it, and when used with respect to a limited liability company, partnership or other entity other than a corporation, any Person or body authorized by the organizational documents or by the voting equity owners of such entity to act for them.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification.

                  "Bonds" shall have the meaning set forth in the preamble to this Indenture.

                  "Business Day" means a day which is neither a legal holiday nor a day on which banking institutions (including, without limitation, the members of the Federal Reserve System) are authorized or required by law, regulation or executive order to close in The City of New York or the city of Minneapolis, Minnesota.

                  "Change of Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record or otherwise, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) other than NRG Energy or its wholly-owned Subsidiaries, of ownership interests representing more than 50% of the aggregate ordinary voting power represented by the membership interests of the Issuer; or (b) the acquisition of direct or indirect control of the Issuer by any Person or group other than NRG Energy or its wholly-owned Subsidiaries otherwise than as described in clause (a); provided that there shall be no Change of Control if either (i) after the occurrence of either of the events referred to in clause (a) or (b) above, the Rating Agencies shall have confirmed their respective ratings of the Bonds in effect immediately prior to the occurrence of such events or (ii) holders of not less than 66K% in aggregate principal amount of the Outstanding Bonds approve the occurrence of such event.

                  "CL&P" means Connecticut Light & Power Company, a Connecticut corporation.

                  "CL&P Acquisition Documents" means the Asset Sales Agreement between NRG Energy and CL&P dated as of July 1, 1999 and each of the other agreements attached as a form thereto.


                       NRG Northeast Generating Indenture

                  "Closing Date" means February 22, 2000, the date on which the Initial Bonds are first issued and sold hereunder.

                  "Collateral" means all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Trustee pursuant to the Collateral Documents.

                  "Collateral Agency and Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement dated as of February 22, 2000 among the Issuer, the Initial Guarantors, the Working Capital Agent, the Trustee and the Collateral Agent.

                  "Collateral Agent" means The Chase Manhattan Bank, solely in its capacity as collateral agent under the Collateral Agency and Intercreditor Agreement.

                  "Collateral Documents" means the Security Agreement, the NRG Power Marketing Security Agreement, the Collateral Agency and Intercreditor Agreement, the Consent and Agreements and the Intercompany Notes.

                  "Con Ed Acquisition Documents" means the Generating Plant and Gas Turbine Asset Purchase and Sale Agreement dated as of January 27, 1999 between NRG Energy and Consolidated Edison Company of New York, Inc.
and each of the other agreements attached as a form thereto.

                  "Connecticut Jet Power" means Connecticut Jet Power LLC, a Delaware limited liability company.

                  "Consent and Agreements" means, collectively, (a) the consent and agreement dated February 22, 2000 among Niagra Mohawk Power Corporation, Dunkirk Power, Huntley Power and Oswego Power, (b) the consent and agreement dated February 22, 2000 among Consolidated Edison Company of New York, Inc., Arthur Kill Power and Astoria Power, (c) the consent and agreement dated February 22, 2000 among Eastern Edison Company, Blackstone Valley Electric Company, Newport Electric Corporation and NRG Power Marketing and (d) the consent and agreement dated February 22, 2000 between CL&P and NRG Power Marketing.

                  "Corporate Services Agreement" means (a) the Corporate Services Agreement between NRG Energy and Astoria Power dated June 25, 1999, (b) the Corporate Services Agreement between NRG Energy and Arthur Kill Power dated June 25, 1999, (c) the Corporate Services Agreement between NRG Energy and Dunkirk Power dated June 11, 1999, (d) the Corporate Services Agreement between NRG Energy and Huntley Power dated June 11, 1999, (e) the Amended and Restated Corporate Services Agreement between NRG Energy and Somerset Power dated July 15, 1999, (f) the Corporate Services Agreement between NRG Energy and Oswego Harbor Power dated October 22, 1999, (g) the Corporate Services Agreement between NRG Energy and Connecticut Jet Power dated December 15, 1999, (h) the Corporate Services Agreement between NRG Energy and Devon Power dated December 15, 1999, (i) the Corporate Services Agreement between NRG Energy and Middletown Power dated December 15, 1999, (j) the Corporate Services Agreement between NRG Energy and Montville Power dated December 15, 1999 and (k) the Corporate Services Agreement between NRG

                       NRG Northeast Generating Indenture

Energy and Norwalk Power dated December 15, 1999, or any combination thereof (as the context requires).

                  "Corporate Trust Office" means the principal office of the Trustee or Security Registrar at which the corporate trust business of the Trustee or Security Registrar, as the case may be, shall at any particular time be principally administered, which at the time of the execution of this Indenture is, in each case, located at 450 W. 33rd Street, New York, New York 10001, Attention: Capital Markets Fiduciary Services.

                  "Covenant Defeasance" has the meaning set forth in Section
16.1.

                  "Custodian" has the meaning set forth in Section 2.5.

                  "Debt Service Coverage Ratio" for any period means, on a consolidated basis of the Issuer and the Guarantors (excluding the Unrestricted Subsidiaries and without duplication), the ratio of, (x) all Revenues less Operating Expenses (other than nonrecurring expenses in connection with the issuance of Permitted Indebtedness), less all capital expenditures (unless funded with Permitted Indebtedness), to (y) the aggregate of principal, interest and fees payable on the Outstanding Bonds and all other Permitted Indebtedness (other than Subordinated Indebtedness, fees payable in connection with the issuance of Permitted Indebtedness and principal payments under the Working Capital Facility, provided that such amounts remain available to be drawn under the Working Capital Facility or are refinanced under a replacement Working Capital Facility) plus payments required to be made under any Interest Rate Agreements, less payments to be received under any Interest Rate Agreement for such period.

                  "Debt Service Reserve Account" has the meaning set forth in
Section 4.1.

                  "Debt Service Reserve Amount" means, as of any date of determination, the aggregate amount of cash on deposit in the Debt Service Reserve Account, plus the aggregate fair market value of all Permitted Investments on deposit therein at such time, plus the amount available to be drawn or demanded under all Debt Service Reserve Support Instruments credited to such account at such time.

                  "Debt Service Reserve Guarantee" means a guarantee of an Acceptable Guarantor executed and delivered to the Trustee to support the obligations of the Issuer hereunder with respect to all or a part of the Issuer's obligation to fund the Debt Service Reserve Account and permitting demands for payment thereunder as contemplated by Section 4.1, in each case:

                  (i)  in substantially the form attached hereto as Exhibit A;

                  (ii) with a term ending no earlier than the termination or satisfaction and discharge of this Indenture; and

                  (iii) providing for the amount thereof to be made available in full to the Trustee in multiple payments upon the demand of the Trustee.


                       NRG Northeast Generating Indenture

                  "Debt Service Reserve Letter of Credit" means one or more irrevocable direct pay letters of credit available for the purpose of drawing to pay principal and interest on the Bonds in an amount up to the Debt Service Reserve Requirement and any extensions thereof or any substitute letter of credit therefor in the stated amount contained in such extension or substitute and permitting draws thereon as contemplated by Section 4.1, in each case:

                  (i) issued to the Trustee (for the benefit of the Holders) by an Acceptable Bank;

                  (ii) expiring not earlier than the latest to occur of (a) the date on which the stated amount thereof is drawn down to zero, (b) the date on which the Trustee returns the letter of credit to the issuer thereof for cancellation and (c) the maturity of any of the Guaranteed Obligations;

                  (iii) providing for the amount thereof to be made available in full to the Trustee in multiple drawings conditioned only upon the presentation of a sight draft accompanied by the applicable certificate in the form attached to such letter of credit; and

                  (iv) with respect to which the Issuer certifies in an Officer's Certificate that such Letter of Credit does not constitute Indebtedness of the Issuer and is not secured by a Lien on any of the property of the Issuer.

                  "Debt Service Reserve Requirement" means, at any date of determination, the sum of the Required Amounts for all series of Bonds then Outstanding.

                  "Debt Service Reserve Shortfall" means, as at any date of determination, the excess of the Debt Service Reserve Requirement over the Debt Service Reserve Amount as at such date, if any.

                  "Debt Service Reserve Support Instrument" means one or more Debt Service Reserve Guarantees or one or more Debt Service Reserve Letters of Credit or both (as the context requires).

                  "Default" means an event or condition that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become an Event of Default if not cured or remedied.

                  "Designation Letter" has the meaning given to such term in the Collateral Agency and Intercreditor Agreement.

                  "Devon Operator" means NRG Devon Operations Inc., a Delaware corporation.

                  "Devon Power" means Devon Power LLC, a Delaware limited liability company.

                  "Distribution Compliance Period" means, with regard to Bonds of any series offered and sold in their initial distribution outside the United States in reliance on Regulation S, the period of 40 consecutive days beginning on the later of (i) the date on which the Bonds of such series are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S (according to a written notice to the Trustee by the initial purchasers

                       NRG Northeast Generating Indenture
thereof) and (ii) the date on which the same such Bonds are initially issued, authenticated and sold.

                  "Dunkirk Operator" means NRG Dunkirk Operations Inc., a Delaware corporation.

                  "Dunkirk Power" means Dunkirk Power LLC, a Delaware limited liability company.

                  "Dunkirk/Huntley Acquisition Documents" means the Asset Sales Agreement between NRG Energy and Niagara Mohawk Power Corporation dated as of December 23, 1998 and each of the other agreements attached as a form thereto.

                  "Environmental Approvals" means Governmental Approvals required under applicable Environmental Laws.

                  "Environmental Laws" means any and all Laws (as well as obligations, duties and requirements relating thereto under common law) relating to: (i) noise, emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, environmentally regulated materials, materials containing environmentally regulated materials, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately-owned treatment works, drains, sewer systems, wetlands, septic systems or onto land surface or subsurface strata; (ii) the use, treatment, storage, disposal, handling, manufacture, processing, distribution, transportation, or shipment of environmentally regulated materials, materials containing environmentally regulated materials or hazardous and/or toxic wastes, material, products or by-products (or of equipment or apparatus containing environmentally regulated materials); (iii) pollution or the protection of human health, the environment or natural resources or (iv) zoning and land use.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

                  "Event of Default" means any event or condition specified as such in Section 10.1 hereof that shall have continued for the applicable period of time, if any, therein designated.

                  "Event of Eminent Domain" means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the collateral by any Governmental Authority.

                  "Event of Loss" means an event which causes all or a portion of any Facility to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever including, but not limited to, an Event of Eminent Domain.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time.


                       NRG Northeast Generating Indenture

                  "Facilities" means the electric generation plants and the related facilities and equipment owned by the Initial Guarantors and any Subsequent Guarantors and, in each case, the business and activities related thereto.

                  "Federal Bankruptcy Code" means Title 11 of the United States Code, as amended and in effect from time to time.

                  "Financing Documents" means this Indenture, any Series Supplemental Indenture the Bonds, the Collateral Documents and the Registration Rights Agreement.

                  "First Series Supplemental Indenture" means the First Supplemental Indenture dated as of February 22, 2000 among the Trustee, the Issuer and the Guarantors.

                  "Funds Administration Agreement" means the Funds Administration Agreement dated February 22, 2000 among the Issuer and each of the Guarantors.

                  "GAAP" means generally accepted accounting principles in effect in the United States applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of the Issuer's audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

                  "Global Bonds" means a Bond in global form that evidences all or part of the Bonds and is authenticated and delivered to, and registered in the name of, the Registered Depositary for such securities or a nominee thereof.

                  "Good Faith Contest" means the contest of an item if such item is diligently contested in good faith by appropriate proceedings timely instituted and (a) adequate reserves are established if required by and in accordance with GAAP with respect to the contested item and held in cash or investments and (b) during the period of such contest the enforcement of any contested item is effectively stayed.

                  "Governmental Approvals" means any authorization, consent, approval, order, license, franchise, ruling, permit, certification, waiver, exemption, filing or registration by or with any Governmental Authority (including, without limitation, Environmental Approvals, zoning variances, special exceptions and non-conforming uses) relating to the construction, ownership, operation or maintenance of the Facilities or to the execution, delivery or performance of any Transaction Document.

                  "Governmental Authority" means any nation, state, sovereign or government, any federal, regional, state, municipal, local or political subdivision thereof or any department, commission, board, bureau, agency, instrumentality, judicial or administrative body or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranteed Obligations" has the meaning set forth in Section 5.1.

                       NRG Northeast Generating Indenture

                  "Guarantor" means each of the Initial Guarantors and any Subsequent Guarantor.

                  "Guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing in any manner any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of Issuer arrangements, by agreement to keep-well, to purchase assets, goods, bonds or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (iii) to reimburse any Person for the payment by such Person under any letter of credit, surety, bond or other guaranty issued for the benefit of such other Person, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" or "Guaranteed" used as a verb has a correlative meaning.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement entered into in the ordinary course of business and not for speculative purposes.

                  "Holder" means a Person in whose name a Bond is registered in the Security Register.

                  "Huntley Operator" means NRG Huntley Operations Inc., a Delaware corporation.

                  "Huntley Power" means Huntley Power LLC, a Delaware limited liability company.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person upon which interest charges are customarily paid, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade and other accounts payable incurred in the ordinary course of business so long as such trade accounts payable are payable and paid within 90 days of the date the respective goods are delivered or the respective services rendered), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Indebtedness of any other Person guaranteed by such person or for which such Person shall otherwise (including payments pursuant to any keep-well, make-well or similar arrangement) become directly or indirectly liable, (h) all capital lease obligations of such Person,
(i) all obligations, contingent or otherwise, of such Person as an account party or issuer in respect of letters of credit


                       NRG Northeast Generating Indenture
or the like and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity

                  (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnification Agreement" means the indemnification agreement dated December 23, 1999 by NRG Energy in favor of The Chase Manhattan Bank and Citibank, N.A. as Lender Representatives (as defined therein) and the Indemnified Parties (as defined therein).

                  "Indemnification Consent Agreement" means the Indemnification Consent Agreement dated February 22, 2000 among NRG Energy, the Issuer, the Initial Purchasers, the Trustee and the Collateral Agent.

                  "Indenture" means this instrument entered into by the Issuer, the Guarantors and the Trustee.

                  "Initial Bonds" means the Bonds issued by the Issuer on the Closing Date under the First Series Supplemental Indenture.

                  "Initial Guarantors" means each of Arthur Kill Power, Astoria Power, Connecticut Jet Power, Devon Power, Dunkirk Power, Huntley Power, Middletown Power, Montville Power, Norwalk Power, Oswego Harbor Power and Somerset Power.

                  "Initial Purchasers" means Chase Securities, Inc., Salomon Smith Barney Inc., ABN AMRO Incorporated, CIBC World Markets and Dresdner Kleinwort Benson N.A. LLC as the initial purchasers of the Initial Bonds.

                  "Intercompany Loan" means Indebtedness to the Issuer or any Guarantor by the Issuer or any Guarantor.

                  "Intercompany Notes" means the notes evidencing indebtedness owed by the Guarantors to the Issuer dated February 22, 2000.

                  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement, to which the Issuer or any Guarantor is a party, entered into in the ordinary course of business in connection with Permitted Indebtedness and not for speculative purposes.

                  "Investment" means, for any Person: (i) the acquisition (whether for cash, property of such Person, services or securities or otherwise) of capital stock, bonds, notes, debentures or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale), (ii) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an


                       NRG Northeast Generating Indenture
understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business), (iii) the entering into of any Guarantee of, or any other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person or (iv) the entering into of any Hedging Agreement.

                  "Issuer" has the meaning set forth in the preamble to this Indenture.

                  "Issuer Order" means, respectively, a written request or order signed in the name of the Issuer by one of its Authorized Representatives, and by its treasurer, secretary, or one of its assistant treasurers or assistant secretaries.

                  "Issuer's Obligations" has the meaning set forth in Section 17.1.

                  "Law" means any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding, injunction, Governmental Approval, consent or other requirement of any Governmental Authority, enforceable at law or in equity, along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof.

                  "Legal Defeasance" has the meaning set forth in Section 16.1.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loss Proceeds" means all insurance proceeds or other amounts received on account of any Event of Loss.

                  "Majority Holders" means the holders of more than 50% in aggregate principal amount of (i) the Bonds then Outstanding or (ii) the Outstanding Bonds of the applicable series, as the case may be.

                  "Mandatory Redemption Account" has the meaning given to such term in Section 8.2.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Issuer and the Guarantors taken as a whole, (b) the ability of any Obligor to perform any of its obligations under any Transaction Document to which it is a party, which obligations are material to the Issuer and the Guarantors, taken as a whole, or (c) the material rights of or benefits available to the Holders or the Trustee, as representative of the Holders.

                       NRG Northeast Generating Indenture

                  "Member" means each of NRG Eastern LLC and Northeast Generation Holding LLC, which are at the date of this Indenture the sole holders of an equity interest in the Issuer, and any future members or equity holders of the Issuer.

                  "Middletown Operator" means NRG Middletown Operations Inc., a Delaware corporation.

                  "Middletown Power" means Middletown Power LLC, a Delaware limited liability company.

                  "Montville Operator" means NRG Montville Operations Inc., a Delaware corporation.

                  "Montville Power" means Montville Power LLC, a Delaware limited liability company.

                  "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

                  "Non-Recourse Obligations" means Indebtedness or other obligations or liabilities (i) as to which neither the Issuer nor any of the Guarantors (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) (b) is directly or indirectly liable (as a guarantor or otherwise) other than pursuant to a pledge by the Issuer of an equity interest in the obligor of the Indebtedness or (c) constitutes the lender and (ii) no default with respect to which (including any rights any Person may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Issuer or any of Guarantor to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "Norwalk Power" means Norwalk Power LLC, a Delaware limited liability company.

                  "Norwalk Operator" means NRG Norwalk Harbor Operations Inc., a Delaware corporation.

                  "NRG Energy" means NRG Energy, Inc., a Delaware corporation.

                  "NRG Operations" means NRG Operating Services, Inc., a Delaware corporation.

                  "NRG Power Marketing" means NRG Power Marketing Inc., a Delaware corporation.

                  "NRG Power Marketing Security Agreement" means the NRG Power Marketing Security Agreement dated February 22, 2000 between NRG Power Marketing, Inc. and the Collateral Agent.

                  "Obligations" shall have the meaning set forth in Section
16.2.

                       NRG Northeast Generating Indenture

                  "Obligor" means the Issuer and each Guarantor.

                  "Officer's Certificate" means, in the case of the Issuer, a certificate of an Authorized Representative of the Issuer and signed by a managing director, president, a vice president, the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Issuer.

                  "Operating Expenses" means for any period, the sum, computed without duplication, of all costs and expenses incurred (in the case of the Issuer) by the Issuer or (in the case of any Guarantor) by such Guarantor during such period (or, in the case of any future period, projected to be paid or payable during such period) in connection with the operation, maintenance and administration of the Facilities.

                  "Operation and Maintenance Agreement" means (a) the Operation and Maintenance Agreement dated June 25, 1999 between the Astoria Operator and Astoria Power, (b) the Operation and Maintenance Agreement dated June 25, 1999 between the Arthur Kill Operator and Arthur Kill Power, (c) the Operation and Maintenance Agreement dated December 15, 1999 between the Middletown Operator and Connecticut Jet Power, (d) the Operation and Maintenance Agreement dated December 15, 1999 between the Devon Operator and Devon Power, (e) the Operation and Maintenance Agreement dated June 11, 1999 between the Dunkirk Operator and Dunkirk Power, (f) the Operation and Maintenance Agreement dated June 11, 1999 between the Huntley Operator and Huntley Power, (g) the Operation and Maintenance Agreement dated December 15, 1999 between the Middletown Operator and Middletown Power, (h) the Operation and Maintenance Agreement dated December 15, 1999 between the Montville Operator and Montville Power, (i) the Operation and Maintenance Agreement dated December 15, 1999 between the Norwalk Operator and Norwalk Power, (j) the Operation and Maintenance Agreement dated October 22, 1999 between the Oswego Operator and Oswego Harbor Power and (k) the Amended and Restated Operation and Maintenance Agreement dated July 15, 1999 between the Somerset Operator and Somerset Power and any successor or replacement agreements, or any combination thereof (as the context requires).

                  "Operator" means the Arthur Kill Operator, the Astoria Operator, the Connecticut Jet Operator, the Devon Operator, the Dunkirk Operator, the Huntley Operator, the Middletown Operator, the Montville Operator, the Norwalk Operator, the Oswego Operator or the Somerset Operator, or any combination thereof (as the context requires).

                  "Opinion of Counsel" means a written opinion of counsel for any Person either expressly referred to herein or otherwise reasonably satisfactory to the Trustee which may include, without limitation, counsel for the Issuer, whether or not such counsel is an employee of the Issuer.

                  "Oswego Acquisition Documents" means the Asset Sales Agreement dated as of April 1, 1999 between NRG Energy, Niagara Mohawk Power Corporation, Rochester Gas and Electric Corporation and Oswego Harbor Power and each of the other agreements attached as a form thereto.

                  "Oswego Harbor Power" means Oswego Harbor Power LLC, a Delaware limited liability company.


                       NRG Northeast Generating Indenture

                  "Oswego Operator" means NRG Oswego Harbor Power Operations Inc., a Delaware corporation.


                  "Outstanding", when used with respect to Bonds or any principal amount thereof, means, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:

                  (i) Bonds theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Bonds for whose redemption money in the necessary amount has been theretofore deposited in trust with the Trustee; provided that if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption has been duly given pursuant to Article 8 or provision therefor satisfactory to the Trustee has been made;

                  (iii) Bonds or portions thereof deemed to have been paid within the meaning of Section 14.1;

                  (iv) Bonds as to which defeasance has been effected pursuant to Article 16; and

                  (v) Bonds which have been paid pursuant to Section 2.9 or that have been exchanged for other Bonds or Bonds in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture other than any Bonds in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Bonds are held by a bona fide purchaser in whose hands such Bonds constitute valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Bonds of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by the Issuer or any of its Subsidiaries or any Affiliate of the Issuer or any of its Subsidiaries shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Bonds and that the pledgee is not the Issuer or a Subsidiary or any Affiliate of the Issuer or any Subsidiary.

                  "Paying Agent" means any Person acting as Paying Agent hereunder pursuant to Section 11.11.

                  "Permitted Indebtedness" means (a) the Bonds; (b) Indebtedness, provided, that after giving effect to the incurrence of such Indebtedness on a pro forma basis and the application of the net proceeds thereof (A) there is no current Default or Event of Default unless the proceeds of such Indebtedness are applied to cure, and such application does cure, such Default or Event of Default; and (B) the Issuer provides an Officer's Certificate that certifies that (x) the minimum annual Projected Debt Service Coverage Ratio for each calendar year commencing with the year in which such Indebtedness is incurred through the final maturity of


                       NRG Northeast Generating Indenture
the Bonds with the longest maturity is no less than 2.00 to 1; and (y) the Debt Service Coverage Ratio for the preceding four consecutive fiscal quarters (taken as a whole) was not less than 2.00 to 1 (or such shorter period covering the quarters ended subsequent to the issuance of the Bonds); and (C) each of the Rating Agencies confirms its then current rating on the Bonds; (c) Indebtedness for working capital purposes not to exceed in the aggregate the sum of $50,000,000 plus, upon the acquisition of any Subsequent Guarantor or any additional facility by a Guarantor or the Issuer, 4% of the Indebtedness incurred by the Issuer in connection with such acquisition; (d) Indebtedness related to Permitted Liens; (e) Indebtedness of the Issuer to a Guarantor; (f) Indebtedness represented by Hedging Agreements; (g) Indebtedness in the form of performance or payment guarantees entered into by the Issuer in the ordinary course of business in connection with (i) fuel procurement by NRG Power Marketing directly related to the Facilities, (ii) sales or purchases of emissions allowances by NRG Power Marketing directly related to the facilities and (iii) sales of electrical generating capacity, energy or ancillary services by NRG Power Marketing directly related to the Facilities in each case, so long as such activities are not for speculative purposes; (h) Indebtedness in respect of letters of credit, surety bonds or performance bonds issued in the ordinary course of business; (i) trade accounts payable or other similar indebtedness arising, and accrued expenses incurred, in the ordinary course of business (but not in any case for borrowed money) (j) other Senior Debt not to exceed $15,000,000; and (k) Subordinated Indebtedness, provided, that no such Permitted Indebtedness shall be secured by the Collateral unless the lender or lenders thereof or its or their representative shall have executed, and been designated a "Secured Party" pursuant to, a Designation Letter delivered to the Collateral Agent.

                  "Permitted Investments" means investments in securities or other instruments that are: (i) direct obligations of the United States, or any agency thereof; (ii) obligations fully guaranteed by the United States or any agency thereof; (iii) certificates of deposit issued by commercial banks under the laws of the United States or any political subdivision thereof or under the laws of Canada, Japan or any country that is a member of the European Economic Union having a combined capital and surplus of at least $500,000,000 and having long-term unsecured debt securities rated "A" or better by S&P and "A2" or better by Moody's (but at the time of investment not more than $25,000,000 may be invested in such certificates of deposit from any one bank); (iv) repurchase obligations for underlying securities of the types described in clauses (i) and
(ii) above, entered into with any commercial bank meeting the qualifications specified in clause (iii) above or any other financial institution having long-term unsecured debt securities rated "A" or better by S&P and "A2" or better by Moody's in connection with which such underlying securities are held in trust or by a third-party custodian; (v) open market commercial paper of any corporation incorporated or doing business under the laws of the United States or of any political subdivision thereof having a rating of at least "A-1" from S&P and "P-1" from Moody's (but at the time of investment not more than $25,000,000 may be invested in such commercial paper from any one company); (vi) investments in money market funds having a rating assigned by each of the Rating Agencies equal to the highest rating assigned thereby to money market funds or money market mutual funds sponsored by any securities broker dealer of recognized national standing (or an Affiliate thereof), having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses and having a rating of "A" or better by S&P and "A2" or better by Moody's (including money market funds or money market mutual funds for which the Trustee in its individual capacity or any of its affiliates is investment manager or adviser) or

                       NRG Northeast Generating Indenture

(vii) a deposit of any bank (including the Trustee), trust company or financial institution authorized to engage in the banking business having a combined capital and surplus of at least US$500,000,000, whose long-term, unsecured debt is rated "A" or higher by S&P and "A2" of higher by Moody's.

                  "Permitted Liens" means:

                  (a)  Liens in favor of the Issuer or any Guarantor;

                  (b) Liens imposed by law for taxes, assessments or governmental charges that are not yet delinquent and remain payable without penalty or that are being contested in good faith by appropriate proceedings;

                  (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in good faith by appropriate proceedings;

                  (d) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations or other statutory obligations of the Issuer or any Guarantor;

                  (e) cash deposits or rights of set-off to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, government contracts and other obligations of a like nature (other than for payment obligations of borrowed money), in each case in the ordinary course of business;

                  (f) judgment liens in respect of judgments that do not give rise to an Event of Default under clause (g) of Section 10.1;

                  (g) encumbrances identified on Schedule A hereto, and other easements, zoning restrictions, rights-of-way and similar charges or encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Issuer or any Guarantor;

                  (h) Liens securing Hedging Agreements which Hedging Agreements relate to Indebtedness that is secured by Liens otherwise permitted under this Indenture;

                  (i) Liens that are incidental to the business of the Issuer or the Guarantors, are not for borrowing money and are not material, taken as a whole, to the business of the Issuer and the Guarantors;

                  (j) Liens created or granted pursuant to the Collateral Documents; and

                  (k) Liens with respect to other Permitted Indebtedness (other than Subordinated Indebtedness), provided that the Bonds are secured on an equal and ratable basis with the obligation so secured until such obligation is no longer secured.


                       NRG Northeast Generating Indenture

                  "Person" means any individual, sole proprietorship, corporation, company, partnership, joint venture, limited liability company, trust, unincorporated association, institution, Governmental Authority or any other entity.

                  "Place of Payment", when used with respect to the Bonds of any series means the office or agency maintained pursuant to Section 11.11 and such other place or places, if any, where the principal of, and premium, if any, and interest on the Bonds of such series are payable as specified herein or in any Series Supplemental Indenture setting forth the terms of the Bonds of such series.

                  "Power Sales Agreement" means each transition agreement and each other contract or agreement, other than Power Marketing Agreements, now existing or entered into in the future by the Issuer or any of the Guarantors for the sale of electrical generating capacity, electrical energy, ancillary services or any combination thereof.

                  "Power Marketing Agreement" means (a) the Power Sales and Agency Agreement dated June 25, 1999 between NRG Power Marketing and Astoria Power, (b) the Power Sales and Agency Agreement dated June 25, 1999 between NRG Power Marketing and Arthur Kill Power, (c) the Power Sales and Agency Agreement dated December 15, 1999 between NRG Power Marketing and Connecticut Jet Power,
(d) the Power Sales and Agency Agreement dated December 15, 1999 between NRG Power Marketing and Devon Power, (e) the Power Sales and Agency Agreement dated June 11, 1999 between NRG Power Marketing and Dunkirk Power, (f) the Power Sales and Agency Agreement dated June 11, 1999 between NRG Power Marketing and Huntley Power, (g) the Power Sales and Agency Agreement dated December 15, 1999 between NRG Power Marketing and Middletown Power, (h) the Power Sales and Agency Agreement dated December 15, 1999 between NRG Power Marketing and Montville Power, (i) the Power Sales and Agency Agreement dated December 15, 1999 between NRG Power Marketing and Norwalk Power, (j) the Power Sales and Agency Agreement dated October 22, 1999 between NRG Power Marketing and Oswego Harbor Power and
(k) the Amended and Restated Power Sales and Agency Agreement dated July 15, 1999 between NRG Power Marketing and Somerset Power, or any combination thereof (as the context requires).

                  "Predecessor Bonds", with respect to any particular Bond, means any previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; for the purposes of this definition, any Bond authenticated and delivered under Section 2.9 in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

                  "Projected Debt Service Coverage Ratio" means, at any time of determination thereof, a projection of the Debt Service Coverage Ratio over the period specified, prepared by the Issuer in good faith based upon assumptions consistent in all material respects with the Transaction Documents, historical operating results, if any, and the Issuer's good faith projections of future Revenues and Operating Expenses of the Issuer and the Guarantors in light of the then existing or reasonably expected regulatory and market environments in the markets in which the Facilities are or will be operated and upon the assumption that no early redemption or prepayment of the Bonds of any series will be made prior to the stated maturity of such series of Bonds. Whenever this Indenture provides for the determination of a Projected Debt Service

                       NRG Northeast Generating Indenture

Coverage Ratio, the Projected Debt Service Coverage Ratio shall be set forth in an Officer's Certificate of the Issuer filed with the Trustee stating that, based upon reasonable investigation and review, the Projected Debt Service Coverage Ratio is based on the criteria set forth in the preceding sentence.

                  "Prudent Industry Practice" means any of those practices, methods, standards and acts (including but not limited to the practices, methods and acts engaged in or approved by a significant portion of the electric power generation industry in the United States) that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that should reasonably have been known at the time a decision was made, could have been expected to accomplish the desired result consistent with good business practices, reliability, economy, safety and expedition, and which practices generally conform to applicable law and governmental approvals. "Prudent Industry Practice" is not intended to be limited to optimal practices that could be used to accomplish a desired result.

                  "PUHCA" means the Public Utility Holding Company Act of 1935, as amended and in effect from time to time.

                  "Rating Agencies" means S&P and Moody's, or another nationally recognized credit rating agency of similar standing if either of the foregoing corporations is not in the business of rating the subject of such rating.

                  "Redemption Date" has the meaning set forth in Section 8.2.

                  "Redemption Price" means, with respect to any Bond Outstanding on any Redemption Date, an amount equal to the principal of such Bond Outstanding on such date, plus interest accrued and unpaid to but excluding such Redemption Date.

                  "Registered Depositary" means The Depository Trust Company, having a principal office at 55 Water Street, New York, New York 10041-0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated February 15, 2000 among the Issuer, the Guarantors and the Initial Purchasers.

                  "Regular Record Date", for any Bond of a series for the Scheduled Payment Date of any installment of principal thereof or payment of interest thereon, means the 16th day (whether or not a Business Day) next preceding such Scheduled Payment Date, or any other date specified for such purpose in the form of Bond of such series attached to the Series Supplemental Indenture relating to the Bonds of such series.

                  "Regulation S" means Regulation S promulgated under the Securities Act, as amended and in effect from time to time.

                  "Related Person" has the meaning set forth in Section 17.1.

                       NRG Northeast Generating Indenture

                  "Required Amount" means, at the time of determination with respect to the Bonds of any series, all principal of and interest on such series projected to be payable on the next Scheduled Payment Date for such series of Bonds.

                  "Responsible Officer", when used with respect to the Trustee, means any officer in the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge and familiarity with the particular subject.

                  "Restricted Payments" means (i) membership distributions by or distributions in respect of any equity interest in the Issuer or any Guarantor (in cash, securities, property or obligations) on, or (ii) any payments or distributions on account of, payments of interest on or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, (a) Subordinated Indebtedness or (b) any portion of any membership interest or equity interest in the Issuer or such Guarantor or of any warrants, options or other rights to acquire any such membership interest or equity interest (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to fair market or equity value of the Issuer or any Guarantor), provided that distributions or other payments by a Guarantor to the Issuer will not constitute Restricted Payments.

                  "Revenues" means, with respect to the Issuer or any Guarantor, for any period, the sum of: (i) all revenues of the Issuer or any Guarantor in respect of its operations under any contract or agreement or otherwise including amounts received pursuant to Hedging Agreements (other than Interest Rate Agreements).

                  "S&P" means Standard & Poor's Ratings Group or any successor thereto.

                  "Scheduled Payment Date" means, with respect to any Bond of a series or any installment of principal thereof or payment of interest thereon, the date specified in such Bond (or in the Series Supplemental Indenture relating to such Series) as the fixed date on which such Bond or such installment of principal or payment of interest is due and payable.

                  "SEC" means the Securities and Exchange Commission of the United States.

                  "Secured Parties" has the meaning given to such term in the Collateral Agency and Intercreditor Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended and in effect from time to time.

                  "Security Agreement" means the Security Agreement dated as of February 22, 2000 among the Issuer, the Guarantors and the Trustee.

                  "Security Register" has the meaning set forth in Section 2.8.

                       NRG Northeast Generating Indenture

                  "Security Registrar" means any Person acting as Security Registrar pursuant to Sections 2.8 and 11.11.

                  "Senior Debt" means the Issuer's Indebtedness under the Bonds or any other Indebtedness of the Issuer that ranks pari passu with the Bonds.

                  "Series Supplemental Indenture" means any indenture supplemental to this Indenture entered into by the Issuer, the Guarantors and the Trustee which establishes, in accordance with this Indenture, the title, form and terms of the Bonds of any series; and "Series Supplemental Indentures" means each and every Series Supplemental Indenture.

                  "Somerset Acquisition Documents" means the Asset Purchase Agreement between NRG Energy and Montaup Electric Company dated as of October 13, 1998 and each of the agreements attached as a form thereto.

                  "Somerset Operator" means Somerset Operations Inc., a Delaware corporation.

                  "Somerset Power" means Somerset Power LLC, a Delaware limited liability company.

                  "Special Record Date" for the payment of any defaulted principal or interest means a date fixed by the Trustee pursuant to Section 2.10.

                  "Subordinated Indebtedness" means any Indebtedness of the Issuer that is (a) payable solely and exclusively from the funds that would otherwise have been available to make Restricted Payments from the Issuer or any Guarantor, (b) fully subordinated in all rights and remedies to Senior Debt on terms substantially similar to the subordination provisions set forth in Exhibit B and (c) unsecured.

                  "Subsequent Guarantor" means any Subsidiary of the Issuer, other than an Initial Guarantor, that the Issuer designates as a Guarantor subsequent to the Closing Date.

                  "Subsidiary" means, with respect to any Person, (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has a 50% or greater equity interest at the time.

                  "Taxes" means, with respect any Person, any tax (whether income, gross receipts, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, levy, impost, fee, charge or withholding directly or indirectly imposed, assessed, levied or collected by or for the account of any Governmental Authority.

                  "Transaction Documents" means the Financing Documents, the Power Sales Agreements, the Power Marketing Agreements, the Operation and Maintenance Agreements, the

                       NRG Northeast Generating Indenture

Corporate Services Agreements, the Funds Administration Agreement and the Assignment of Payments.

                  "Transactions" means the execution, delivery and performance by each Obligor of this Indenture and the other Transaction Documents to which such Obligor is or is intended to be a party or by which it or its properties are bound, the issuance of the Bonds and the use of the proceeds thereof as described in Section 3.1.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed (or, with respect to any supplemental indenture, the date as of which such supplemental indenture was executed).

                  "Trustee" means the person named as the "Trustee" in the preamble to this Indenture and its successors and assigns, and any corporation resulting from or surviving any consolidation or merger to which it or its successors and assigns may be a party, or any successor to all or substantially all of its corporate trust business, provided that any such successor or assign or surviving corporation shall be eligible for appointment as trustee pursuant to Section 11.7, until a successor Trustee must have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successor Trustee.

                  "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York and any other jurisdiction the laws of which control the creation or perfection of security interests under the Collateral Documents.

                  "United States" means the United States of America.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Issuer that is designated by the Issuer's Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such
Subsidiary: (a) has no Indebtedness or other liabilities or obligations other than Non-Recourse Obligations; (b) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Guarantor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Guarantor than those that might be obtained at the time from Persons who are not Affiliates of the Issuer; and (c) is a Person with respect to which neither the Issuer nor any of the Guarantors has any direct or indirect obligation (x) to subscribe for additional equity interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results. Any such designation by the Issuer's Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and for all other purposes such Subsidiary will be deemed to be a Guarantor and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Guarantor as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under
Section 6.8 hereof, the Issuer shall be in default of such Section). The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Guarantor; provided that such designation shall be deemed to be an incurrence


                       NRG Northeast Generating Indenture
of Indebtedness by a Guarantor of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 6.8 hereof, and (ii) no Default or Event of Default would occur or be in existence following such designation.

                  "Working Capital Agreement" means the credit agreement dated February 22, 2000 among the Issuer, as borrower, the Guarantors party thereto and the Working Capital Banks.

                  "Working Capital Banks" means Citibank, N.A. and The Chase Manhattan Bank and any of their successors and permitted assigns, as lenders under the Working Capital Facility.

                  "Working Capital Facility" means the 364-day revolving credit facility established pursuant to the Working Capital Agreement.

                  SECTION 1.2 Compliance Certificates and Opinions. Except as otherwise expressly provided by this Indenture, upon any application or request by the Issuer to the Trustee that the Trustee take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, if so requested by the Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any particular application or request as to which the furnishing of documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, such examination or investigation has been made as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  With the delivery of this Indenture, the Issuer and the Guarantors are furnishing to the Trustee, and from time to time thereafter may furnish, an Officer's Certificate identifying and certifying the incumbency and specimen signatures of the Authorized Representatives. Until the Trustee receives a subsequent Officers' Certificate, the Trustee shall be entitled to conclusively rely on the last such Officers' Certificate delivered to it


                       NRG Northeast Generating Indenture
         for purposes of determining the Authorized Representatives of the Issuer and the Guarantors.

                  SECTION 1.3 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or has reason to believe that the certificate or opinion or representations with respect to the matters upon which such officer's certificate is based are erroneous or otherwise inaccurate. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Authorized Representative of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows that the certificate or representations with respect to such matters are erroneous.

                  Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 1.4 Notices, Etc. to Trustee. Any Act of Holders or other document required or permitted by this Indenture shall be deemed to have been made or given, as applicable, only if such notice is in writing and delivered personally, or by registered or certified first-class United States mail with postage prepaid and return receipt requested, or made, given or furnished in writing by confirmed telecopy or facsimile transmission, or by prepaid courier service to the appropriate party as set forth below:

                  Trustee:          The Chase Manhattan Bank
                                    Capital Markets Fiduciary Services
                                    450 W. 33rd Street, 15th Floor
                                    New York, New York 10001

                                    Attention:  Annette Marsula
                                                International and Project
                                                Finance Group

                                    Telecopier No.:  (212) 946-8177
                                    Telephone No.:  (212) 946-7557

                       NRG Northeast Generating Indenture

                  Issuer:           NRG Northeast Generating LLC
                                    1221 Nicollet Mall
                                    Suite 700
                                    Minneapolis, MN  55403-2445

                                    Attention:  Investor Relations

                                    Telecopier No.:  (612) 373-5430

         With Copies to:            NRG Energy, Inc.
                                    1221 Nicollet Mall
                                    Suite 700
                                    Minneapolis, MN  55403-2445

                                    Attention:  General Counsel

                                    Telecopier No.:  (612) 373-5392

Any party may change its address by giving notice of such change in the manner set forth herein. Any notice given to a party by mail or by courier shall be deemed delivered upon receipt thereof (unless the party refuses to accept delivery, in which case the party shall be deemed to have accepted delivery upon presentation). Any notice given to a party by telecopy or facsimile transmission shall be deemed effective on the date it is actually sent to the intended recipient by confirmed telecopy or facsimile transmission to the telecopier number specified above.

                  SECTION 1.5 Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at its address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. Where this Indenture provides for notice, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

                  SECTION 1.6 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.


                       NRG Northeast Generating Indenture

                  SECTION 1.7 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 1.8 Successors and Assigns. All covenants, agreements, representations and warranties in this Indenture by the Trustee, the Issuer and the Guarantors shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

                  SECTION 1.9 Severability Clause. In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 1.10 Benefits of Indenture. Nothing in this Indenture or in the Bonds, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Bonds, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 1.11 Governing Law. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF TO THE EXTENT THE APPLICATION OF SUCH PRINCIPLES WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                  SECTION 1.12 Legal Holidays. In any case where the Redemption Date or the Scheduled Payment Date of any Bond or of any installment of principal thereof or payment of interest thereon, or any date on which any defaulted interest is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or such Bond) payment of interest and/or principal, and/or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Redemption Date or on the Scheduled Payment Date, or on the date on which the defaulted interest is proposed to be paid, and, except as provided in any Series Supplemental Indenture setting forth the terms of such Bond, if such payment is timely made, no interest shall accrue for the period from and after such Redemption Date or Scheduled Payment Date, or date for the payment of defaulted interest, as the case may be, to the date of such payment.

                  SECTION 1.13 Execution in Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                       NRG Northeast Generating Indenture

                                    ARTICLE 2

                                    THE BONDS

                  SECTION 2.1 Form of Bond to Be Established by Series Supplemental Indenture. The Bonds of each series shall be substantially in the form (not inconsistent with this Indenture, including Section 2.5 hereof) established in the Series Supplemental Indenture relating to the Bonds of such series.

                  SECTION 2.2 Form of Trustee's Authentication. The Trustee's certificate of authentication on all Bonds shall be in substantially the following form:

                  This Bond is one of the Bonds referred to in the within-mentioned Indenture.

                                    ----------------------------
                                      as Trustee

                                    By
                                      --------------------------
                                         Authorized Signatory

                  SECTION 2.3 Amount; Issuable in Series. The aggregate principal amount of Bonds that may be authenticated and delivered under this Indenture is unlimited, provided that this Section 2.3 shall not be deemed to in any way supersede the restrictions set forth in Section 6.8.

                  The Bonds may be issued in one or more series. There shall be established in one or more Series Supplemental Indentures, prior to the issuance of Bonds of any series:

                  (a) the title of the Bonds of such series (which shall distinguish the Bonds of such series from all other Bonds) and the form or forms of Bonds of such series;

                  (b) any limit upon the aggregate principal amount of the Bonds of such series that may be authenticated and delivered under this Indenture (except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of such series pursuant to Section 2.7, 2.8, 2.9, 8.6 or 14.6 and except for Bonds that, pursuant to the last paragraph of Section 2.4 hereof, are deemed never to have been authenticated and delivered hereunder);

                  (c) the date or dates on which the principal of the Bonds of such series is payable, the amounts of principal payable on such date or dates and the Regular Record Date for the determination of Holders to whom principal is payable; and the date or dates on or as of which the Bonds of such series shall be dated, if other than as provided in
         Section 2.13(a);

                  (d) the rate or rates at which the Bonds of such series shall bear interest, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the Regular Record Date for the determination of Holders to whom interest

                       NRG Northeast Generating Indenture
         is payable; and the basis of computation of interest, if other than as provided in Section 2.13(b);

                  (e) if other than as provided in Section 11.11, the place or places where (i) the principal of, premium, if any, and interest on Bonds of such series shall be payable, (ii) Bonds of such series may be surrendered for registration of transfer or exchange and (iii) notices and demands to or upon the Issuer in respect of the Bonds of such series and this Indenture may be served;

                  (f) the price or prices at which, the period or periods within which and the terms and conditions upon which Bonds of such series may be redeemed, in whole or in part, at the option of the Issuer;

                  (g) the obligation, if any, of the Issuer to redeem, purchase or repay Bonds of such series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the price or prices at which and the periods or periods within which and the terms and conditions upon which Bonds of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

                  (h) if other than in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Bonds of such series shall be issuable;

                  (i) the restrictions or limitations, if any, on the transfer or exchange of the Bonds of such series including, without limitation, with respect to Bonds to be sold outside of the United States pursuant to Regulation S or any other exemption from registration under the Securities Act;

                  (j) the obligation, if any, of the Issuer to file a registration statement with respect to the Bonds of such series or to exchange the Bonds of such series for Bonds registered pursuant to the Securities Act;

                  (k) any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the Bonds of such series, if other than as set forth herein; and

                  (l) any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture).

                  SECTION 2.4 Authentication and Delivery of Bonds. Subject to
Section 2.3, at any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Bonds of any series executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Bonds, and the Trustee shall thereupon authenticate and make available for delivery such Bonds in accordance with such Issuer Order, without any further action by the Issuer. No Bond shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Bond a certificate of authentication, in the form provided for herein, executed by the Trustee by the manual signature of any Authorized Signatory, and such certificate upon any Bonds shall be conclusive evidence, and the only evidence, that such Bond has been duly


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                                      -29-

authenticated and delivered thereunder. In authenticating such Bonds and accepting the additional responsibilities under this Indenture in relation to such Bonds, the Trustee shall be entitled to receive, and (subject to Section 11.1) shall be fully protected in relying upon:

                  (a) an executed Series Supplemental Indenture with respect to the Bonds of such series;

                  (b) an Officer's Certificate of the Issuer (i) certifying as to Board Resolutions of the Issuer by or pursuant to which the terms of the Bonds of such series were established, (ii) certifying that all conditions precedent under this Indenture to the Trustee's authentication and delivery of such Bonds have been complied with and
         (iii) certifying that the terms of the Bonds of such series are not inconsistent with the terms of this Indenture as then and theretofore supplemented;

                  (c) an Opinion of Counsel to the effect that (i) the form or forms and the terms of such Bonds have been established by a Series Supplemental Indenture as permitted by Sections 2.1 and 2.3 in conformity with the provisions of this Indenture and (ii) the Bonds of such series, when authenticated and made available for delivery by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights and remedies generally and (B) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

                  (d) such other documents and evidence with respect to the Issuer as the Trustee may reasonably request.

                  Prior to the authentication and delivery of a series of Bonds, the Trustee shall also receive such other funds, accounts, documents, certificates, instruments or opinions as may be required by the related Series Supplemental Indenture.

                  Notwithstanding the foregoing, if any Bond shall have been authenticated and delivered hereunder but never issued or sold by the Issuer, and the Issuer shall deliver such Bond to the Trustee for cancellation as provided in Section 2.12 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Bond has never been issued or sold by the Issuer, for all purposes of this Indenture such Bond shall be deemed never to have been authenticated and delivered hereunder and shall never have been or be entitled to the benefits hereof.

                  SECTION 2.5 Form. The Bonds of each series shall be in registered form and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, engraved, typewritten or photocopied thereon, as may be required to comply with the rules of any securities exchange upon which the Bonds of any such series are to be listed (if any) or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Board of Directors of the Issuer or by the Authorized

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                                      -30-

Representative executing such Bonds, such determination by said Authorized Representative to be evidenced by its signing the Bonds.

                  The Bonds may be issued in the form of (a) definitive Bonds or
(b) one or more Global Bonds. Bonds issued in definitive form shall be registered in the name or names of such Persons and for the principal amounts as the Issuer may request. Bonds issued in the form of a Global Bond shall be registered in the name of the Registered Depositary or its nominee and shall represent the beneficial interests of Persons purchasing the Bonds. In the event any of the Bonds are issued in a transaction under Rule 144A of the Securities Act, any such Person shall purchase such Bonds in transactions complying with Rule 144A under the Securities Act. The Trustee, as custodian ("Custodian"), will act as custodian of each Global Bond for the Registered Depositary or appoint a sub-custodian to act in such capacity. So long as the Registered Depositary or its nominee is the registered owner of the Global Bond, it shall be considered the Holder of the Bonds represented thereby for all purposes hereunder and under the Global Bond. None of the Issuer, the Trustee or any Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made by the Registered Depositary on account of beneficial interests in the Global Bond. Interests in the Global Bond shall be transferred on the Registered Depositary's book-entry settlement system.

                  Anything in this Section 2.5 to the contrary notwithstanding, the Initial Bonds shall be issued in definitive form unless otherwise specified in the First Series Supplemental Indenture.

                  SECTION 2.6 Execution of Bonds. The Bonds shall be executed on behalf of the Issuer by one of its Authorized Representatives. The signature of any such officers on the Bonds may be manual or facsimile.

                  Bonds bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

                  SECTION 2.7 Temporary Bonds. Pending the preparation of definitive Bonds of any series pursuant to Section 2.8, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and make available for delivery, temporary Bonds of such series that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the definitive Bonds in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Authorized Representative executing such Bonds may determine, as evidenced by their execution of such Bonds.

                  If temporary Bonds of any series are issued, the Issuer will cause definitive Bonds of such series to be prepared without unreasonable delay. After the preparation of definitive Bonds of such series, the temporary Bonds of such series shall be exchangeable for definitive Bonds of such series upon surrender of the temporary Bonds of such series at the Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Bonds of any series, the Issuer shall execute, and the Trustee shall authenticate and

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                                      -31-

make available for delivery, in exchange therefor, definitive Bonds of such series of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Bonds of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds of such series.

                  SECTION 2.8 Registration; Restrictions on Transfer and Exchange. (a) The Issuer shall cause to be kept at the Corporate Trust Office of the Security Registrar a register which, subject to such reasonable regulations as the Issuer may prescribe, shall provide for the registration of Bonds and for the registration of transfers and exchanges of Bonds. This register and, if there shall be more than one Security Registrar, the combined registers maintained by all such Security Registrars, are herein sometimes referred to as the "Security Register". The Trustee is hereby appointed the initial Security Registrar for the purpose of registering Bonds and transfers and exchanges of Bonds as herein provided. Upon any resignation or removal of the Security Registrar, the Issuer shall promptly appoint a successor, or in the absence of such appointment, assume the duties of such Security Registrar.

                  If a Person other than the Trustee is appointed by the Issuer as Security Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Security Registrar and of the location, and any change in the location of the Security Register, and the Trustee shall have the right to inspect the Security Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon such Security Register as to the names and addresses of the Holders of the Bonds and the principal amounts and numbers of such Bonds.

                  (b) Any Global Bond shall be exchanged for definitive Bonds, without coupons, and delivered to and registered in the name of Persons named by the Registered Depositary, rather than to the nominee for the Registered Depositary, if (i) the Issuer advises the Trustee in writing that the Registered Depositary is no longer willing or able to discharge properly its responsibilities as Registered Depositary with respect to the Bonds and the Issuer is unable to appoint a qualified successor, or that the Registered Depositary has ceased to be a clearing agency registered under the Exchange Act,
(ii) the Issuer, at its option, elects to terminate the book-entry system through the Registered Depositary with respect to the Bonds and cause issuance of certificated Bonds or (iii) after the occurrence and continuation of an Event of Default, beneficial owners holding interests representing an aggregate principal amount of Bonds of more than 50% of the Bonds represented by the Global Bond advise the Trustee through the Registered Depositary in writing that the continuation of a book-entry system through the Registered Depositary with respect to the Bonds is no longer in such owners' best interests.

                  Upon the occurrence of any of the events in clauses (i) through (iii) of the preceding paragraph, the Trustee shall, by forwarding any notice received from the Issuer to the Registered Depositary, be deemed to have notified all Persons who hold a beneficial interest in the Global Bond through participants in the Registered Depositary or indirect participants through participants in the Registered Depositary of the availability of definitive Bonds. Upon surrender by the Registered Depositary of the Global Bond and receipt of instructions for re-registration, the Security Registrar will exchange the Global Bond for an equal aggregate principal amount of definitive Bonds.

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                                      -32-

                  After the expiration of the Distribution Compliance Period pursuant to Regulation S of the Securities Act applicable to such securities, at the option of the Holder, beneficial interests in Global Bonds of any series may be exchanged in whole or in part for certificated Bonds of the same series to be registered in the name of such Holder, of authorized denominations and of like tenor, maturity, interest rate and aggregate principal amount, upon prior written notice to the Trustee by or on behalf of the Registered Depositary and surrender of the Bonds to be exchanged at any office or agency maintained for such purpose pursuant to Section 11.11. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, the Bonds which the Holder making the exchange is entitled to receive. The Issuer shall execute and deliver to the Trustee, on the Closing Date and from time to time thereafter, for safekeeping and subsequent authentication, a stock of definitive registered Bonds of each series in such quantities as the Issuer, after consultation with the Trustee, determines to be sufficient to permit the issuance of definitive Bonds and the exchanges contemplated by this Section.

                  All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same security and benefits under this Indenture and the other Collateral Documents, as the Bonds surrendered upon such registration of transfer or exchange.

                  Every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar or any transfer agent, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

                  No service charge shall be required of any Holders participating in any transfer or exchange of Bonds in respect of such transfer or exchange, but the Security Registrar may require payment of a sum sufficient to cover any Tax that may be imposed in connection with any transfer or exchange of Bonds, other than exchanges pursuant to section 2.7, 8.6 or 14.6 not involving any transfer.

                  The Security Registrar shall not be required (a) to issue, register the transfer of or exchange any Bond of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds of such series selected for redemption under
Section 8.2 and ending at the close of business on the day of such mailing or
(b) to issue, register the transfer of or exchange any Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond redeemed in part.

                  SECTION 2.9 Mutilated, Destroyed, Lost and Stolen Bonds. If
(a) any mutilated or defaced Bond is surrendered to the Trustee, or the Issuer and the Security Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Bond, and (b) there is delivered to the Issuer, the Security Registrar and the Trustee evidence to their satisfaction of the ownership and authenticity thereof, and such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Security Registrar or the Trustee that such Bond has been acquired by a bona fide purchaser, the Issuer shall execute and upon the Issuer's request the Trustee shall authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen

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                                      -33-

Bond, a new Bond of the same series and of like tenor, interest rate and principal amount, bearing a number not then outstanding and registered in the same manner. If, after the delivery of such new Bond, a bona fide purchaser of the original Bond in lieu of which such new Bond was issued presents for payment such original Bond, the Issuer and the Trustee shall be entitled to recover such new Bond from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Trustee in connection therewith.

                  Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, the Issuer, upon satisfaction of the conditions set forth in clauses (a) and (b) of the preceding paragraph may, instead of issuing a new Bond, pay such Bond.

                  Upon the issuance of any new Bond under this Section 2.9, the Issuer may require the payment of a sum sufficient to cover any Tax that may be imposed in relation thereto and any other expenses connected therewith.

                  Every new Bond issued pursuant to this Section 2.9 in lieu of any mutilated, destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the security and benefits of this Indenture and the other Collateral Documents equally and proportionately with any and all other Bonds duly issued hereunder.

                  The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

                  SECTION 2.10 Payment of Principal and Interest; Principal and Interest Rights Preserved. Principal or interest on any Bond that is payable, and punctually paid or duly provided for, on any Scheduled Payment Date shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such principal or interest. Payment of principal of and interest on the Bonds of any series shall be made at the Place of Payment (or, if such office is not in The City of New York, at either such office or an office to be maintained in such
City), or by check or in another manner or manners if so provided in the Series Supplemental Indenture relating to such series of Bonds, except for the final installment of principal payable with respect to a Bond, which shall be payable as provided in Section 8.5 (in the case of Bonds redeemed) or payable upon presentation and surrender of such Bond at the Place of Payment.

                  Any principal of or interest on any Bond of any series that is payable, but is not punctually paid or duly provided for, on any Scheduled Payment Date of an installment of principal or payment of interest shall forthwith cease to be payable to the Holder on the relevant Regular Record Date and such defaulted principal or interest may be paid by the Issuer, at its election in each case, as provided in paragraph (a) or paragraph (b) below:

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                                      -34-

                  (a) The Issuer may elect to make payment of all or any portion of such defaulted principal or interest to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) in respect of which principal or interest is in default are registered at the close of business on a Special Record Date for the payment of such defaulted principal or interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee and the Paying Agent in writing of the amount of defaulted principal or interest proposed to be paid on each Bond of such series and the date of the proposed payment, and concurrently there shall be deposited with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted principal or interest or there shall be made arrangements acknowledged by the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted principal or interest as provided in this paragraph. Thereupon, the Trustee shall fix a Special Record Date for the payment of such defaulted principal or interest (together with other amounts payable with respect to such defaulted principal or interest) which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer and the Security Registrar of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such defaulted principal or interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of a Bond of such series at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such defaulted principal or interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted principal or interest shall be paid to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph
         (b).

                  (b) The Issuer may make, or cause to be made, payment of any defaulted principal or interest (together with other amounts payable with respect to such defaulted interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds in respect of which principal or interest is in default may be listed, and, upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this paragraph, such payment shall be deemed reasonable by the Trustee.

                  Subject to the foregoing provisions of this Section 2.10, each Bond delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

                  SECTION 2.11 Persons Deemed Owners. Subject to Section 2.10, prior to due presentment of a Bond for registration of transfer, the Person in whose name any Bond is registered shall be deemed to be the owner of such Bond for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, regardless of any notice to anyone to the contrary.

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                                      -35-

                  SECTION 2.12 Cancellation. All Bonds surrendered for payment, redemption, credit against any sinking fund payment or registration of transfer or exchange or deemed lost or stolen shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and may not be reissued or sold. The Issuer may at any time deliver to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever. All Bonds so delivered shall be promptly canceled by the Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Bonds held by the Trustee shall be either destroyed and certification of their destruction shall be delivered to the Issuer or held by the Trustee in accordance with its standard retention policy, unless the Issuer shall direct by an Issuer Order that they be returned to it.

                  SECTION 2.13 Dating of Bonds; Computation of Interest. (a) Except as otherwise provided in the Series Supplemental Indenture relating to any series of Bonds, each Bond of such series shall be dated the date of its authentication.

                  (b) Except as otherwise provided in the Series Supplemental Indenture relating to any series of Bonds, interest on the Bonds of such series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  SECTION 2.14 Source of Payments Limited; Rights and Liabilities of the Issuer. All payments of principal and premium, if any, and interest to be made in respect of the Bonds and this Indenture shall be made only from the payments from the revenues of the Issuer and the Guarantors, the Collateral and the income and proceeds received by the Trustee therefrom. Each Holder, by its acceptance of a Bond, agrees that (a) it will look solely to the revenues of the Issuer and the Guarantors, the Collateral and the income and proceeds received by the Trustee therefrom to the extent available for distribution to such Holder as herein provided or provided in the Collateral Documents, (b) none of the Members, or any of their respective past, present or future members, partners, officers, directors or shareholders or other related Persons, or the Trustee shall be personally or otherwise liable to any Holder, nor shall any of the Members, or any of their respective past, present or future members, partners, officers, directors or shareholders or other related Persons, be personally or otherwise liable to the Trustee, for any amounts payable under any Bond or for any liability under this Indenture or any other Transaction Document, except as provided therein, and (c) recourse shall be otherwise limited in accordance with Section 17.1.

                  SECTION 2.15 Allocation of Principal and Interest. Except as otherwise provided in Section 8.6, each payment of principal of and premium, if any, and interest on each Bond shall be applied, first, to the payment of accrued but unpaid interest on such Bond (as well as any interest on overdue principal or, to the extent permitted by applicable Law, overdue interest) to the date of such payment, second, to the payment of the principal amount of and premium, if any, on such Bond then due (including any overdue installment of principal) thereunder, and third, the balance, if any, to the payment of the principal amount of such Bond remaining unpaid.

                  SECTION 2.16 Parity of Bonds. Except as otherwise provided in this Indenture and the other Collateral Documents, all Bonds of a series issued and outstanding hereunder rank

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                                      -36-

on a parity with each other Bond of the same series, and with all Bonds of each other series and each Bond of a series shall be secured equally and ratably by this Indenture and the other Collateral Documents with each other Bond of the same series and with all Bonds of each other series, without preference, priority or distinction of any one thereof over any other by reason of difference in time of issuance or otherwise, and each Bond of a series shall be entitled to the same benefits and security in this Indenture and the other Collateral Documents as each other Bond of the same series and with all Bonds of each other series.



                                    ARTICLE 3

                             APPLICATION OF PROCEEDS
                               FROM SALE OF BONDS

                  SECTION 3.1 Application of Proceeds from Sale of Bonds. Promptly upon receipt by the Issuer of the proceeds from the sale of the Initial Bonds, the Issuer shall apply such proceeds (i) to repay existing Indebtedness of the Issuer incurred to acquire certain Facilities, (ii) to pay costs, expenses and the Initial Purchasers' discounts and commissions in connection with the offering of the Initial Bonds and (iii) to repay NRG Energy money loaned in connection with the purchase of the Facilities acquired from CL&P.



                                    ARTICLE 4

                          DEBT SERVICE RESERVE ACCOUNT

                  SECTION 4.1  Debt Service Reserve Account.

                  (a) Creation of the Account. The Issuer hereby establishes at the Trustee's Corporate Trust Office a special, segregated and irrevocable, non-interest bearing collateral account (the "Debt Service Reserve Account") which shall be maintained at all times until the termination of this Indenture. All amounts from time to time held in the Debt Service Reserve Account shall be held in the name of the Trustee for the benefit of the Holders. Except as expressly provided in this Indenture, neither the Issuer nor any Guarantor shall have any right to withdraw funds from the Debt Service Reserve Account. All amounts on deposit in the Debt Service Reserve Account and all Permitted Investments held therein shall constitute a part of the Collateral and shall not constitute payment of any Bonds until applied as provided in this Indenture. The Issuer hereby irrevocably authorizes the Trustee to withdraw funds from the Debt Service Reserve Account in accordance with this Section 4.1.

                  (b) Funding of the Account. On the Closing Date, the Issuer shall deposit cash, Permitted Investments, one or more Debt Service Reserve Support Instruments or any combination thereof into the Debt Service Reserve Account and shall at all times thereafter cause the amount on deposit therein (which may be cash, Permitted Investments, Debt Service Reserve Support Instruments or any combination thereof) to be at least equal to the Debt Service Reserve Requirement.

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                  (c) Withdrawals from the Account.

                  (i) The Issuer may direct the withdrawal of funds from the Debt Service Reserve Account (A) to the extent that no other funds are available to it to pay principal or interest on the Bonds of any series that are due on the date of such withdrawal (each, a "Withdrawal Date") and (B) if on any Scheduled Payment Date, the Trustee shall have received from the Issuer funds that are insufficient to pay the aggregate amount of the principal and interest then due. For each withdrawal from the Debt Service Reserve Account pursuant to this
         Section 4.1(c), the Issuer shall deliver to the Trustee no less than two Business Days prior to the relevant Withdrawal Date, a certificate (each, a "Withdrawal Certificate") of an Authorized Representative stating that the funds available to it to pay the aggregate amount of such principal and interest due and payable on the Bonds on the Withdrawal Date are insufficient to pay such amounts and setting out the relevant Withdrawal Date and the amount to be withdrawn. On each Withdrawal Date, the Trustee shall transfer from the Debt Service Reserve Account, to the extent funds are available therein, to the accounts of the Holders the amount specified in the relevant Withdrawal Certificate.

                  (ii) If on any Scheduled Payment Date the Paying Agent shall have received from or on behalf of the Issuer funds that are insufficient to pay the aggregate amount of such principal and interest in full, then, upon notice thereof by the Paying Agent to the Trustee specifying the amount of such insufficiency, the Trustee shall transfer from the Debt Service Reserve Account, to the extent funds are available therein, to the accounts of the Holders an amount equal to such insufficiency.

                  (iii) If on any date on or prior to the maturity date of the Bonds of any series on which the Trustee is required to make withdrawals from the Debt Service Reserve Account pursuant to the foregoing clauses (i) or (ii) the funds on deposit in the Debt Service Reserve Account are insufficient to make such withdrawals, the Trustee shall draw on or demand payment under any Debt Service Reserve Support Instrument then in its possession and selected by the Trustee in an amount equal, when added to all amounts paid under each other Debt Service Reserve Support Instrument on such date, to such insufficiency.

                  (iv) Unless the Trustee shall have been notified in writing that an Event of Default shall have occurred and is continuing or would result therefrom, if on the last Business Day of any calendar month, the credit balance of the Debt Service Reserve Account exceeds the Debt Service Reserve Requirement, then upon the written request of the Issuer delivered to the Trustee no less than two Business Days prior to the such last Business Day, the Trustee shall transfer from the Debt Service Reserve Account to the Issuer an amount equal to such excess in accordance with the instructions specified therefor in such request.

                  (d)  Debt Service Reserve Support Instruments.

                  (i) At any time on or after the Closing Date, the Issuer may deliver to the Trustee a Debt Service Reserve Support Instrument in an aggregate amount available to be drawn

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                                      -38-

         or demanded thereunder equal to all or a portion of the Debt Service Reserve Requirement. At any time upon or after delivery of a Debt Service Reserve Support Instrument, the Issuer may deliver to the Trustee a certificate (a "Reduction Certificate") setting out the Issuer's calculation of the excess of (x) the aggregate amount of cash and Permitted Investments on deposit in the Debt Service Reserve Account plus the aggregate amount then available to be drawn under all Debt Service Reserve Support Instruments theretofore delivered to the Trustee over (y) the Debt Service Reserve Requirement. The Trustee shall, in accordance with the instructions specified therefor in such request, within 2 Business Days of the receipt of a Reduction Certificate, transfer from the Debt Service Reserve Account to the Issuer cash or Permitted Investments or reduce the amount available to be drawn on or demanded under such Debt Service Reserve Support Instrument(s) in an amount equal to such excess.

                  (ii) In the event that at any time prior to the termination or satisfaction and discharge of this Indenture the issuing financial institution in respect of any Debt Service Reserve Letter of Credit fails to qualify as an Acceptable Bank, the Issuer shall cause all Debt Service Reserve Letters of Credit issued by such issuing bank to be replaced by another Debt Service Reserve Support Instrument or cash deposit or Permitted Investment in an amount at least equal to the available face amount of the Debt Service Reserve Letter(s) of Credit being replaced. If such Debt Service Reserve Letter of Credit is not so replaced within thirty (30) days of notice by the Trustee to the Issuer of the failure of such issuing financial institution to qualify as an Acceptable Bank, then in each case, the Trustee shall draw on the full available face amount of such Debt Service Reserve Letter of Credit (less any excess of the aggregate cash, Permitted Investments and Debt Service Reserve Support Instruments over the Debt Service Reserve Requirement) in accordance with the terms thereof and deposit the proceeds of such draw into the Debt Service Reserve Account.

                  (iii) In the event that at any time prior to the termination or satisfaction and discharge of this Indenture a guarantor under any Debt Service Reserve Guarantee fails to qualify as an Acceptable Guarantor, the Issuer shall cause the Debt Service Reserve Guarantee of such Person to be replaced by another Debt Service Reserve Support Instrument or cash deposit or Permitted Investment in an amount at least equal to the amount guaranteed under the Debt Service Reserve Guarantee being replaced. If such Debt Service Reserve Guarantee is not so replaced within thirty (30) days of notice by the Trustee to the Issuer of the failure of such Person to qualify as an Acceptable Guarantor, then in each case, the Trustee shall draw on the full amount guaranteed under such Debt Service Reserve Guarantee (less any excess of the aggregate cash, Permitted Investments and Debt Service Reserve Support Instruments over the Debt Service Reserve Requirement) in accordance with the terms thereof and deposit the proceeds of such draw into the Debt Service Reserve Account.

                  (e) The amount on deposit in the Debt Service Reserve Account at any time shall be deemed to be equal to the aggregate amount of cash on deposit therein at such time, plus the aggregate fair market value of all Permitted Investments on deposit therein at such time, plus the amount available to be drawn or demanded under all Debt Service Reserve Support Instruments held by the Trustee at such time.

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                                      -39-

                  SECTION 4.2.  Securities Account; Securities Intermediary.

                  Securities Intermediary. (a) Acceptance of Appointment of Securities Intermediary. The Chase Manhattan Bank hereby agrees to act as securities intermediary as that term is defined in Section 8-102(a)(14) of the New York UCC (in such capacity, the "Securities Intermediary") under this Indenture. Each of the Issuer, the Guarantors, the Securities Intermediary and the Trustee hereby acknowledges that the Securities Intermediary shall act as Securities Intermediary under any Series Supplemental Indenture, unless otherwise specified, as to any accounts established under such Series Supplemental Indenture.

                           (b) Establishment of the Debt Service Reserve
Account. The Securities Intermediary hereby agrees and confirms that (A) the Securities Intermediary has established the Debt Service Reserve Account, (B) the Debt Service Reserve Account is and will be maintained as a "securities account" (within the meaning of Section 8-501 of the UCC), (C) the Trustee is the "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the "financial assets" (within the meaning of Section 8-102(a)(9) of the UCC) credited to the Debt Service Reserve Account, (D) all property delivered to the Securities Intermediary for deposit to the Debt Service Reserve Account will be held by the Securities Intermediary and promptly credited to the Debt Service Reserve Account by an appropriate entry in its records in accordance with this Indenture, (E) all "financial assets" (within the meaning of Section 8-102(a)(9) of the UCC) in registered form or payable to or to the order and credited to the Debt Service Reserve Account shall be registered in the name of, payable to or to the order of, or indorsed to, the Securities Intermediary or in blank, or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to the Debt Service Reserve Account be registered in the name of, payable to or to the order of, or indorsed to, the Issuer or any Guarantor except to the extent the foregoing have been subsequently indorsed by the Issuer or such Guarantor to the Securities Intermediary or in blank, and (vi) the Securities Intermediary shall not change the name or account number of the Debt Service Reserve Account without the prior written consent of the Trustee.

                           (c) Financial Assets Election. The Securities
Intermediary agrees that each item of property (including any security, instrument or obligation, share, participation, interest or other property whatsoever) credited to the Debt Service Reserve Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

                           (d) Entitlement Orders, No Other Control Agreement,
No Other Liens. Each of the Issuer and each Guarantor agrees that the Securities Intermediary may, and the Securities Intermediary agrees that it shall, comply with any orders if originated by the Trustee without further consent by the Issuer, any Guarantor or any other Person. In the event that the Securities Intermediary receives conflicting entitlement orders from the Trustee and the Issuer, any Guarantor or any other Person, the Securities Intermediary shall comply with the entitlement orders originated by the Trustee. The Securities Intermediary shall not execute and deliver, or otherwise become bound by, any agreement under which the Securities Intermediary agrees with any Person other than the Trustee to comply with entitlement orders originated by such Person relating to the Debt Service Reserve Account or the security entitlements that are the subject of this Indenture or any Series Supplemental Indenture. The Securities Intermediary

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                                      -40-

shall not grant any Lien in any financial asset that is the subject of any security entitlement that is the subject of this Indenture or any Series Supplemental Indenture.

                           (e) Subordination of Lien; Waiver of Setoff. In the
event that the Securities Intermediary has or subsequently obtains by indenture, operation of law or otherwise a lien or security interest in the Debt Service Reserve Account or any security entitlement credited thereto, the Securities Intermediary agrees that such lien or security interest shall be subordinate to the lien and security interest of the Trustee. The financial assets standing to the credit of the Debt Service Reserve Account will not be subject to deduction, setoff, banker's lien, or any other right in favor of any Person other than the Trustee (except that the face amount of any checks which have been credited to the Debt Service Reserve Account but are subsequently returned unpaid because of uncollected or insufficient funds).

                           (f) No Other Agreements. None of the Securities Intermediary, the Trustee, the Issuer or any Guarantor has entered into any Agreement with respect to the Debt Service Reserve Account or any financial assets credited to the Debt Service Reserve Account other than this Indenture and the other Financing Documents. The Securities Intermediary has not entered into any agreement with the Issuer, the Guarantors or any other Person purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders originated by the Trustee in accordance with Section 4.2(d). In the event of any conflict as to such obligation between this Indenture and any other Transaction Document or any other agreement now existing or hereafter entered into, the terms of this Indenture shall prevail.

                           (g) Notice of Adverse Claims. Except for the claims
and interest of the Trustee, the Issuer and any Guarantor to and in the Debt Service Reserve Account, the Securities Intermediary does not know of any claim to, or interest in, the Debt Service Reserve Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Debt Service Reserve Account or in any financial asset credited thereto, the Securities Intermediary will promptly notify the Trustee, the Issuer and the Guarantors thereof.

                           (h) Rights and Powers of the Trustee. The rights and
powers granted by the Securities Intermediary to the Trustee have been granted in order to perfect its lien and security interests in the Debt Service Reserve Account, are powers coupled with an interest and will be affected by neither the bankruptcy of the Issuer or any of the Guarantors nor the lapse of time.

                           (i) Choice of Law. Each Series Supplemental Indenture
and the Debt Service Reserve Account (including all security entitlements relating thereto) shall be governed by the law of the State of New York. Regardless of any provision in any Series Supplemental Indenture, for purposes of the UCC, the "securities intermediary's jurisdiction" of the Securities Intermediary with respect to the Debt Service Reserve Account is the State of New York.

                  SECTION 4.3. Security Interest. As collateral security for the prompt and complete payment and performance when due of the Bonds of any series, the Issuer hereby

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                                      -41-

pledges, assigns, hypothecates and transfers to the Trustee for the benefit of the Trustee and the Holders, and hereby grants to the Trustee for the benefit of the Trustee and the Holders, a lien on and security interest in and to (i) the Debt Service Reserve Account and (ii) all property credited thereto, including, but not limited to, cash, investments, securities and security entitlements at any time on deposit in or credited to the Debt Service Reserve Account, including all income or gain earned thereon and all security entitlements with respect to any of the foregoing. The Debt Service Reserve Account shall at all times be in the exclusive possession of and under the exclusive domain and control of, the Trustee.

                  SECTION 4.4 Investment of Funds. Monies held in the Debt Service Reserve Account created by or pursuant to this Indenture shall be invested and reinvested in Permitted Investments at the written direction of an Authorized Representative of the Issuer to the Trustee; provided, however, that the Trustee shall not invest such monies at any time when the maturity of any of the Bonds has been accelerated and provided, further, that at any time after the occurrence and during the continuance of an Event of Default, the Trustee may, but is not obligated to, (and, if instructed in writing by the Majority Holders of all Bonds of all series as to which the Event of Default applies, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments (in an amount necessary to cure such Event of Default) and apply or cause to be applied the proceeds thereof to the payment of the Guaranteed Obligations in respect of principal of and interest on the Bonds in the manner specified in Section 5.09 of the Security Agreement. Such investments shall mature in such amounts and have maturity dates or be subject to redemption at the option of the holder thereof on or prior to maturity as needed for the purposes of such funds. Any profit realized from investments of the Debt Service Reserve Account shall be deposited in the Debt Service Reserve Account and any loss shall be charged to the Debt Service Reserve Account. In no event shall the Trustee or the Securities Intermediary be liable for the selection of Permitted Investments or for investment losses incurred thereon. Neither the Trustee nor the Securities Intermediary shall have liability in respect of losses incurred as a result of the liquidation of any Permitted Investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction, except to the extent such losses were due to the gross negligence or bad faith on the part of the Trustee or the Securities Intermediary. Neither the Trustee nor the Securities Intermediary shall have any obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction.



                                    ARTICLE 5

                                 THE GUARANTEES

                  SECTION 5.1 The Guarantees. The Guarantors hereby jointly and severally guarantee to each Holder and the Trustee and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Bonds and all other amounts from time to time owing to the Holders or the Trustee by the Issuer under this Indenture and any Series Supplemental Indenture and by any Obligor under any of the other Financing Documents strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if the Issuer shall fail to pay in full


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                                      -42-

when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  SECTION 5.2 Obligations Unconditional. The obligations of the Guarantors under Section 5.1 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Issuer under this Indenture or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Indenture or any other agreement or instrument referred to herein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Indenture or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any lien or security interest granted to, or in favor of, the Trustee or any Holder or Holders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Trustee or any Holder exhaust any right, power or remedy or proceed against the Issuer under this Indenture or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  SECTION 5.3 Reinstatement. The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Issuer in respect of the Guaranteed Obligations is rescinded or must be

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                                      -43-

otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Trustee and each Holder on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Trustee or such Holder in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  SECTION 5.4 Subrogation. The Guarantors hereby jointly and severally agree that, until the payment and satisfaction in full of all Guaranteed Obligations and the satisfaction and discharge of the Bonds under this Indenture and any Series Supplemental Indenture, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantees in Section 5.1, whether by subrogation or otherwise, against the Issuer or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                  SECTION 5.5 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Holders, the obligations of the Issuer under this Indenture may be declared to be forthwith due and payable as provided in Article 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in Article 10), for purposes of Section
5.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Issuer, and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Issuer) shall forthwith become due and payable by the Guarantors for purposes of Section 5.1.

                  SECTION 5.6 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantees in this Article constitute an instrument for the payment of money, and consents and agrees that any Holder or the Trustee, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  SECTION 5.7 Continuing Guarantees. The guarantees in this Article are continuing guarantees and shall apply to all Guaranteed Obligations whenever arising.

                  SECTION 5.8 Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this

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                                      -44-

Article, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Guarantor, the amount calculated by multiplying (A) all amounts due and payable in respect of the Guaranteed Obligations times (B) the ratio of (x) the amount by which the aggregate present fair saleable value of all assets of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all assets of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Issuer and the Guarantors hereunder and under the other Transaction Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

                  SECTION 5.9 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 5.1 would otherwise, taking into account the provisions of Section 5.8, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 5.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Holder, the Trustee or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                  SECTION 5.10 Effectiveness. The respective obligations of each Guarantor under this Article 5 shall not be effective unless and until an Authorized Representative of the Issuer shall have delivered a certificate (each, a "Guarantee Effectiveness Certificate") to the Trustee to the effect that all Governmental Approvals under Section 204 of the Federal Power Act as may be necessary for such Guarantor to incur and perform its obligations under this Article 5 have been obtained and remain in effect and that all applicable waiting periods have expired without any action being taken by any competent authority which restricts, prevents or imposes materially adverse conditions upon the incurrence or performance of such obligations. The Issuer shall cause a Guarantee Effectiveness Certificate in respect of each Guarantor to be delivered to the Trustee within four Business Days after receipt by such Guarantor of such Governmental Approvals and the expiration of such applicable waiting periods.

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                                    ARTICLE 6

                             COVENANTS OF THE ISSUER

                  The Issuer hereby covenants and agrees that so long as this Indenture is in effect and any Bonds remain Outstanding:

                  SECTION 6.1 Financial Statements and Other Information. For so long as the Bonds are Outstanding, the Issuer will furnish to the Trustee and the Rating Agencies:

                  (a) within 105 days after the end of each fiscal year of the Issuer, (i) the audited consolidated balance sheet and related statements of operations, members' equity and cash flows of the Issuer and its Subsidiaries as of the end of and for such year and (ii) the audited consolidated balance sheet and related statements of operations, members' equity and cash flows of the Issuer and the Guarantors (excluding the financial condition and results of operations of the Issuer and the Unrestricted Subsidiaries) as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Issuer and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 60 days after the end of each of the first three quarters of each fiscal year of the Issuer, (i) the unaudited consolidated balance sheet and related statements of operations, members' equity and cash flows of the Issuer and its Subsidiaries as of the end of and for such fiscal quarter and the then-elapsed portion of the fiscal year and (ii) the unaudited consolidated balance sheet and related statements of operations, members' equity and cash flows of the Issuer and the Guarantors (excluding the financial condition and results of operations of the Issuer and the Unrestricted Subsidiaries), setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by an Authorized Representative of the Issuer as presenting fairly in all material respects the financial condition and results of operations of the Issuer and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, an Officer's Certificate (i) certifying as to whether to the best knowledge of the signer thereof a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent prior audited financial statements delivered pursuant to Section 6.1(a) or delivered to Holders on or prior to the Closing Date, as applicable, and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

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                                      -46-

                  (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of Defaults under clause (b) (B) (y) of the definition of "Permitted Investments" or clauses (b) or (c) of Section
         6.15 (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Issuer or any of the Guarantors with the SEC, or any Governmental Authority succeeding to any or all of the functions of said commission, or with any national securities exchange, or distributed by the Issuer to its members generally, as the case may be;

                  (f) promptly after receiving notice of the same, copies of any information with respect to any material litigation or material governmental or environmental proceedings against the Issuer or the Guarantors; and

                  (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Issuer or any of the Guarantors, or compliance with the terms of this Indenture and the other Transaction Documents, as the Trustee or Majority Holders may reasonably request.

                  SECTION 6.2 Existence; Conduct of Business. The Issuer will, and will cause each of the Guarantors to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence as a limited liability company and all things reasonably necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, privileges and franchises material to the conduct of its business as then conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.14; provided, further, that the Issuer or any Guarantor may change its status as a limited liability company if the Rating Agencies confirm their current ratings of the Bonds and the Issuer or Guarantor, as applicable, otherwise complies with its obligations under the Financing Documents.

                  SECTION 6.3 Maintenance of Tax Status. The Issuer will not, and will cause each of the Guarantors not to, voluntarily take any action to cause the Issuer or any Guarantors to be subject to taxation as a separate entity for federal income tax purposes.

                  SECTION 6.4 Compliance with Laws and Contractual Obligations. The Issuer will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws and ERISA matters), and all contractual obligations applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 6.5 Maintenance of Properties; Insurance.

                  (a) The Issuer will, and will cause each of the Guarantors to,
(i) keep and maintain all property material to the conduct of its business in good working order and condition,

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ordinary wear and tear excepted; provided, however, that nothing in this Section shall prevent the Issuer or a Guarantor from disposing of any asset (subject to compliance with Section 6.12, 6.14, 7.6 or 7.11) or from discontinuing the operation or maintenance of any of such material properties if such discontinuance is, as determined by the Issuer in good faith, desirable in the conduct of its business or the business of any Guarantor and would not reasonably be expected to have a Material Adverse Effect on the Issuer and the Guarantors taken as a whole and (ii) maintain, with financially sound and reputable insurance companies, insurance with respect to each Facility in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Issuer will maintain and will cause the Guarantors to maintain insurance for risks customarily insured against by other enterprises with similar capital structures and owning and operating facilities of like size and type as that of the Facilities in accordance with Prudent Industry Practice.

                  (b) The Issuer will (i) provide funds to each of the Guarantors at such times and in such amounts so as to enable each of the Guarantors to pay all Operating Expenses incurred by each such Guarantor on or before the date such Operating Expenses become due and payable and (ii) cause each of the Guarantors to comply with Section 7.7. If, on the last Business Day of each calendar month, the funds available to the Issuer exceed the amount equal to the aggregate amount of Operating Expenses of the Issuer and the Guarantors then due and payable plus Operating Expenses of the Issuer and the Guarantors reasonably anticipated to become due and payable during the following calendar month, then, on or before the third Business Day of such following calendar month, the Issuer shall deposit into the Debt Service Reserve Account an amount equal to the lesser of (i) the Debt Service Reserve Shortfall, if any, determined as at the last Business Day of a calendar month and (ii) the amount of such excess.

                  SECTION 6.6 Payment of Taxes and Claims. The Issuer will, and will cause each of the Guarantors to, pay its obligations, including Tax liabilities, before the same shall become delinquent or in default unless the same is then the subject of a Good Faith Contest or except where nonpayment would not have a Material Adverse Effect.

                  SECTION 6.7 Books and Records; Inspection Rights. The Issuer will, and will cause each of the Guarantors to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Issuer will, and will cause each of the Guarantors to, permit the Trustee or its representative, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 6.8 Indebtedness. The Issuer will not: (a) create, incur, assume or permit to exist any Indebtedness, except Permitted Indebtedness; (b) permit any Guarantor to create, incur, assume or permit to exist any Indebtedness, except its guarantee of the Bonds or its guarantee of other Permitted Indebtedness (other than Subordinated Indebtedness), and Intercompany Loans; or (c) permit any Unrestricted Subsidiary to create, incur, assume or permit to exist any Indebtedness, except Non-Recourse Obligations.

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                  SECTION 6.9 Liens. The Issuer will not, nor will it permit any of the Guarantors to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except Permitted Liens.

                  SECTION 6.10  Certain Obligations Respecting Subsidiaries.

                  (a) Guarantors. In the event that the Issuer shall form or acquire any new subsidiary that shall constitute a Subsidiary hereunder, it shall designate such new Subsidiary as a "Guarantor" or an "Unrestricted Subsidiary" and will cause each new Subsidiary designated as a Guarantor:

                  (i)  to become an "Obligor" under the Security Agreement;

                  (ii) to take such action (including delivering such membership interests or other ownership interests, executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the personal property of such Guarantor on which a Lien is required to be created pursuant to the Security Agreement as collateral security for the obligations of such Guarantor hereunder; and

                  (iii) to take such action, from time to time as shall be necessary to ensure that any such Guarantor remain at all times a "Guarantor" hereunder except as otherwise permitted hereunder (including Sections 6.12 and 6.14).


                  (b) Ownership of Subsidiaries. The Issuer will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the ownership of the Issuer in the voting equity interests of each of its Subsidiaries (other than Unrestricted Subsidiaries) shall at all times exceed 50% of all such voting equity interests. In the event that any additional membership interests shall be issued by any Subsidiary (other than an Unrestricted Subsidiary) to the Issuer, the Issuer agrees forthwith to deliver to the Collateral Agent pursuant to the Security Agreement the certificates evidencing such membership interests, accompanied by undated stock powers executed in blank and to take such other action as the Trustee shall request to perfect the security interest created therein pursuant to the Security Agreement.

                  SECTION 6.11 Restrictive Agreements. The Issuer will not, and will not permit any of the Guarantors to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Issuer or any Guarantor to create, incur or permit to exist any Lien upon any of its property or assets that is either (i) created under the Transaction Documents or (ii) in favor of the Issuer, or (b) the ability of any Guarantor to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Issuer or any other Guarantor or to Guarantee Indebtedness of the Issuer or any other Guarantor except such prohibition, restriction or condition existing under or by reason of: (1) applicable Law, (2) this Indenture or any Financing Document, (3) with respect to real property, customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Guarantor, (4) any agreements

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existing at the time of acquisition of any Person or the properties or assets of the Person so acquired, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, (5) agreements listed on Schedule B hereof, (6) Liens incurred in accordance with Section 6.9 or 7.5 or
(7) refinancing of indebtedness with respect to clauses (4) or (5).

                  SECTION 6.12 Prohibition on Sale of Assets. The Issuer will not, and will not, permit the Guarantors to, sell or otherwise dispose of any assets other than (i) transfers of assets among the Issuer and the Guarantors;
(ii) sales and dispositions in the ordinary course of business not in excess of $20,000,000 in the aggregate for the Issuer and the Guarantors in any fiscal year; (iii) any sales or dispositions of surplus, obsolete or worn-out equipment; (iv) any sales or dispositions required for compliance with applicable Law or necessary Governmental Approvals; (v) sales or dispositions of non-controlling ownership interests in Guarantors in accordance with Section 6.10(b) so long as the guarantee set forth herein with regard to such Guarantor stays in effect; (vi) sales or dispositions of ownership interests in Unrestricted Subsidiaries; (vii) any sales or dispositions of assets permitted under Section 6.14 or 7.11; and (viii) any other sale or other disposition so long as after giving effect to such events, the Rating Agencies shall have confirmed their respective ratings of the Bonds in effect immediately prior to such sale or other disposition.

                  SECTION 6.13 Modifications of Certain Documents. Without the prior consent of the Majority Holders, the Issuer will not agree or consent to nor allow any Guarantor to agree or consent to any termination, modification, supplement, replacement or waiver of any Transaction Document, unless such termination, modification, supplement, replacement or waiver could not, individually or collectively with all other such terminations, modifications, supplements, replacements and waivers, reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.14 Prohibition on Fundamental Changes.

                  (a) Mergers, Consolidations, Disposal of Assets, Etc. Except as permitted under Section 6.12 (other than clause (vii) thereof) or Section
7.11 (other than clause (v) thereof), the Issuer will not, nor will it permit any of the Guarantors to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the membership or other equity interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if as a result thereof no Default shall have occurred and be continuing, (i) any Subsidiary may merge into the Issuer in a transaction in which the Issuer is the surviving corporation, (ii) any Guarantor may merge into any Guarantor in a transaction in which the surviving entity is a Guarantor and the Issuer's economic interest in each merging Guarantor's assets shall not have been diminished as a result of such merger, (iii) any Guarantor may sell, transfer, lease or otherwise dispose of its assets to the Issuer or to another Guarantor (provided that the Issuer's economic interest in such assets is not diminished as a result thereof) and (iv) any Guarantor may liquidate or dissolve if the assets of such Guarantor are transferred to another Guarantor (provided that the Issuer's economic interest in such assets is not diminished

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                                      -50-

as a result thereof and the Issuer determines in good faith that such liquidation or dissolution is in the best interests of the Issuer and is not materially disadvantageous to the Holders).

                  (b) Lines of Business. The Issuer will not, nor will it permit any of the Guarantors to, engage to any material extent in any business other than, (i) in the case of the Issuer, the ownership of the Guarantors and the Unrestricted Subsidiaries and the ownership and operation of non-nuclear electric generating facilities and (ii) in the case of the Guarantors (including any Subsequent Guarantors), the ownership and operation of their respective Facilities and the ownership and operation of other non-nuclear electric generating facilities.

                  SECTION 6.15 Restricted Payments. The Issuer will not make, or agree to pay or make, directly or indirectly, any Restricted Payment, unless, at the time of and after giving effect to such Restricted Payment (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment; (b) the Debt Service Reserve Account is funded up to the Debt Service Reserve Requirement; (c) the Debt Service Coverage Ratio for the preceding four consecutive quarters (or such shorter period covering the quarters ended subsequent to the issuance of the Bonds, taken as a consecutive period) was not less than 1.50 to 1.0 in the case of any such period ending prior to December 31, 2003 or 1.70 to 1.0 for any such period ending thereafter; (d) the Projected Debt Service Coverage Ratio for the next succeeding eight calendar quarters (taken as two periods of four quarters and determined as of the beginning of the quarter during which the determination is made) is not less than 1.50 to 1.0 in the case of any such four quarter period ending prior to December 31, 2003 or 1.70 to 1.0 for any such four quarter period ending thereafter; and (e) the Issuer certifies that making the Restricted Payment would not reasonably be expected to have a Material Adverse Effect on the Issuer and the Guarantors taken as a whole. Restricted Payments by any Guarantor of the Issuer that is not a wholly-owned Subsidiary of the Issuer made otherwise than to the Issuer shall be subject to the restrictions set forth in clauses (a), (b) (c), (d) and (e) of the preceding sentence. Restricted Payments to the Issuer by any wholly-owned Subsidiary of the Issuer shall not be subject to any restrictions.

         Notwithstanding the foregoing, the Issuer will not be restricted from
(i) making payments to NRG Energy of any proceeds from treasury locks entered into by the Issuer on or prior to the Closing Date and (ii) the repayment on the date hereof of loans made by NRG Energy in connection with the Facilities located in Connecticut and assumed by the Issuer.

                  SECTION 6.16 Transactions with Affiliates. The Issuer will not, nor will it permit any of the Guarantors to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Issuer or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Issuer and the Guarantors not involving any other Affiliate, (c) any Restricted Payment permitted by Section
6.15 or 7.7, and (d) transactions that are contemplated by any Transaction Document or any extensions, renewals or replacements thereof that will not have a Material Adverse Effect.

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                  Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) reasonable and customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Issuer or any Subsidiary entered into in the ordinary course of business, (ii) loans and advances to officers, directors and employees of the Issuer or any Subsidiary for reasonable travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business, (iii) the incurrence of intercompany Indebtedness which constitutes Permitted Indebtedness, (iv) transactions pursuant to agreements in effect on the date hereof, (v) the repayment to NRG Energy of funds money loaned by NRG Energy in connection with the transactions contemplated by the CL&P Acquisition Documents and (vi) the distribution to NRG Energy of any proceeds received by the Issuer in connection with any treasury locks entered into on or before the Closing Date.

                  SECTION 6.17 Investments. The Issuer will not, nor will it permit any of the Guarantors to, make or permit to remain outstanding any Investments except:

                  (a) Investments outstanding on the date hereof and identified on Schedule C;

                  (b) operating deposit accounts with banks;

                  (c) cash or Permitted Investments;

                  (d) Investments by the Issuer or the Guarantors in the Issuer or the Guarantors (including Investments by the Issuer in Intercompany Loans);

                  (e) Investments in another Person, if as a result of such Investment (A) such other Person becomes a Guarantor or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to the Issuer or a Guarantor;

                  (f) Investments representing capital stock or obligations issued to, the Issuer or any Guarantor in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Issuer or any Guarantor;

                  (g) Investments in the Bonds;

                  (h) Investments acquired by the Issuer or any of the Guarantors in connection with any asset sale permitted under Section 6.12, 6.14(a), 7.6(a) or 7.11 to the extent such Investments are non-cash proceeds as permitted under Section 6.12, 6.14(a), 7.6(a) or 7.11;

                  (i) any Investment to the extent that the consideration therefor is capital stock (other than redeemable capital stock) of the Issuer;

                  (j) Investments consisting of security deposits with utilities and other Persons made in the ordinary course of business;

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                  (k) Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

                  (l) amounts constituting Restricted Payments which the Issuer would be permitted to make under Section 6.15 and the Guarantors would be permitted to make under Section 7.7; and

                  (m) additional Investments up to but not exceeding $10,000,000 in the aggregate.

For purposes of clause (m) of this Section, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, including any securities, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividend, distributed or otherwise paid out.

                  SECTION 6.18 EWG Status. The Issuer will take, or cause to be taken, all action required to maintain the Guarantors' status as "exempt wholesale generators" under Section 32(a) of PUHCA.

                  SECTION 6.19 Debt Service Reserve Account. The Issuer will maintain the Debt Service Reserve Account in accordance with Article 4 at all times until the termination of this Indenture.

                  SECTION 6.20 Rule 144A Information.

                  (a) Unless a registration statement shall have previously become effective with respect to the Bonds, at any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder, the Issuer shall promptly furnish to such Holder or to a prospective purchaser of such Bond designated by such Holder, as the case may be, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance by such Holder with Rule 144A in connection with the resale of such Bond by such Holder.

                  (b) At any time after a registration statement with respect to the Bonds shall have been filed with and declared effective by the SEC, the Issuer shall provide to the such periodic and other reports that the Issuer is required to file pursuant to Sections 13 or 15(d) of the Exchange Act.

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                                    ARTICLE 7

                           COVENANTS OF THE GUARANTORS

                  Each Guarantor hereby covenants and agrees that so long as this Indenture is in effect and any Bonds remain Outstanding:

                  SECTION 7.1 Existence; Conduct of Business. Each Guarantor agrees that it will do or cause to be done all things necessary to preserve, renew and keep in full force and effect such Guarantor's legal existence as a limited liability company and all things reasonably necessary to preserve, renew and keep in full force and effect such Guarantor's rights, licenses, permits, privileges and franchises material to the conduct of such Guarantor's business as then conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.6; provided, further, that any Guarantor may change its status as a limited liability company if the Rating Agencies confirm their then current ratings of the Bonds and such Guarantor otherwise complies with its obligations under the Financing Documents.

                  SECTION 7.2 Compliance with Laws and Contractual Obligations. Each Guarantor agrees that it will comply with all Laws (including Environmental Laws and ERISA matters) and all contractual obligations, in each case, as applicable to such Guarantor or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 7.3 Maintenance of Properties; Insurance. Each Guarantor agrees that it will (i) keep and maintain all property material to the conduct of such Guarantor's business in good working order and condition, ordinary wear and tear excepted; provided, however, that nothing in this Section shall prevent any Guarantor from disposing of any asset (subject to compliance with Section 7.6 or Section 7.11) or from discontinuing the operation or maintenance of any of such material properties if the Guarantor reasonably determines in good faith that such discontinuance is desirable in the conduct of its business and would not reasonably be expected to have a Material Adverse Effect, and (ii) maintain, with financially sound and reputable insurance companies, insurance with respect to each Facility in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations in accordance with Prudent Industry Practices. Each Guarantor agrees that it will maintain insurance for risks customarily insured against by other enterprises with similar capital structures and owning and operating facilities of like size and type as that of the Facilities in accordance with Prudent Industry Practice.

                  SECTION 7.4 Indebtedness. Each Guarantor agrees that it will not create, incur, assume or permit to exist any Indebtedness, except Intercompany Loans, the Guarantees of the Bonds or guarantees of other Permitted Indebtedness (other than Subordinated Indebtedness).

                  SECTION 7.5 Liens. Each Guarantor agrees that it will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by such Guarantor, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except Permitted Liens.

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                  SECTION 7.6 Prohibition on Fundamental Changes.

                  (a) Mergers, Consolidations, Disposal of Assets, Etc. Except as permitted by Section 6.12 (other than clause (vii) thereof) or Section 7.11 (other than clause (v) thereof), each Guarantor agrees that it will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with such Guarantor, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that (i) each Guarantor may merge into a Subsidiary in a transaction in which such Guarantor is the surviving corporation, (ii) any Guarantor may merge into any other Guarantor in a transaction in which the surviving entity is a Guarantor, (iii) each Guarantor may sell, transfer, lease or otherwise dispose of such Guarantor's assets to the Issuer or to any other Guarantor and (iv) any Guarantor may liquidate or dissolve if the Issuer determines in good faith that such liquidation or dissolution is in the best interests of the Guarantor and is not materially disadvantageous to the Holders, provided that no Default shall have occurred and be continuing as a result of any of the events described in clauses (i), (ii) or
(iii) above.

                  (b) Lines of Business. Each Guarantor agrees that it will not engage to any material extent in any business other than the ownership and operation of such Guarantor's respective Facilities or other non-nuclear electric generating facilities, provided that each Subsequent Guarantor agrees that it will not engage to any material extent in any business other than the ownership and operation of non-nuclear electric generating facilities.

                  SECTION 7.7 Restricted Payments. Each Guarantor agrees that it will not make, or agree to pay or make, directly or indirectly, any Restricted Payment, unless such payment is only (a) to the Issuer at any time or (b) to any future minority owners of the Guarantors only if at the time of such Restricted Payment the Issuer would itself be permitted to make the payment to such other minority owner as if such minority owner held a minority interest in the Issuer instead of such Guarantor.

                  SECTION 7.8 Transactions with Affiliates. Each Guarantor agrees that it will not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of such Guarantor's Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Guarantor than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among such Guarantor and the Issuer or any of the other Guarantors not involving any other Affiliate, (c) any Restricted Payment permitted by
Section 6.15 or 7.7 and (d) transactions that are contemplated by any Transaction Document or any extensions, renewals or replacements thereof, if any such transaction would not reasonably be expected to result in a Material Adverse Effect.

                  Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) reasonable and customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Issuer or any Subsidiary entered into in the ordinary course of business, (ii) loans and advances to officers, directors and employees of the Issuer or any Subsidiary for

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                                      -55-

reasonable travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business, (iii) the incurrence of intercompany Indebtedness which constitutes Permitted Indebtedness and (iv) transactions pursuant to agreements in effect on the date hereof.

                  SECTION 7.9 Investments. Each Guarantor agrees that it will not make or permit to remain outstanding any Investments except:

                  (a) Investments outstanding on the date hereof and identified in Schedule C;

                  (b) operating deposit accounts with banks;

                  (c) cash or Permitted Investments;

                  (d) Investments by such Guarantor in the Issuer or other Guarantors;

                  (e) Investments in another Person, if as a result of such Investment (A) such other Person becomes a Guarantor or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to the Issuer or a Guarantor;

                  (f) Investments representing capital stock or obligations issued to, the Issuer or any Guarantor in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Issuer or any Guarantor;

                  (g) Investments in the Bonds;

                  (h) Investments acquired by any Guarantor in connection with any asset sale permitted under Section 6.12, 6.14, 7.6(a) or 7.11 to the extent such Investments are non-cash proceeds as permitted under
         Section 6.12, 6.14(a), 7.6(a) or 7.11;

                  (i) any Investment to the extent that the consideration therefor is capital stock (other than redeemable capital stock) of the Issuer;

                  (j) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

                  (k) Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

                  (l) amounts constituting Restricted Payments which the Guarantor would otherwise be permitted to make to minority owners under
         Section 7.7; and

                  (m) additional Investments up to but not exceeding $10,000,000 in the aggregate with respect to such Guarantor, the other Guarantors and the Issuer.

For purposes of clause (m) of this Section, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair

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                                      -56-


market value of property, including any securities, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividend, distributed or otherwise paid out.

                  SECTION 7.10 Operation of Facilities. Each Guarantor agrees that it will operate or cause its respective Facility to be operated in accordance with Prudent Industry Practices.

                  SECTION 7.11 Prohibition on Sale of Assets. Each Guarantor agrees not to sell or otherwise dispose of any assets other than (i) transfers of assets between the Issuer and such Guarantor; (ii) sales and dispositions in the ordinary course of business not in excess of $20,000,000 in the aggregate for such Guarantor, any other Guarantor and the Issuer in any fiscal year; (iii) any sales or dispositions of surplus, obsolete or worn-out equipment; (iv) any sales or dispositions required for compliance with applicable Law or necessary Governmental Approvals; (v) any sales or dispositions of assets permitted under
Section 6.14 or 7.6; or (vi) any other sale or other disposition so long as after giving effect to such events, the Rating Agencies shall have confirmed their respective ratings of the Bonds in effect immediately prior to such sale or other disposition.

                  SECTION 7.12 Modification of Certain Documents. Without the prior consent of the Majority Holders of all Outstanding Bonds, no Guarantor will agree or consent to any termination, modification, supplement, replacement or waiver of any Transaction Document, unless such termination, modification, supplement, replacement or waiver could not, individually or collectively with all other such terminations, modifications, supplements, replacements and waivers, reasonably be expected to have a Material Adverse Effect.



                                    ARTICLE 8

                               REDEMPTION OF BONDS

                  SECTION 8.1 Optional Redemption; Redemption Price. The Issuer at its option, may, at any time, redeem the Bonds of any series, in whole or in part at the Redemption Price plus any premium set forth in the related Series Supplemental Indenture. Redemption of Bonds of any series shall be made in accordance with the terms of such Bonds and, to the extent that this Article does not conflict with such terms, the succeeding sections of this Article.

                  SECTION 8.2 Election or Requirement to Redeem; Notice to Trustee. The requirement or election of the Issuer to redeem any Bonds shall be evidenced by an Issuer Order. If the Issuer has elected or is required to redeem any Bonds, the Issuer shall, at least 30 days but not more than 60 days prior to the date upon which notice of redemption is required to be given to the Holders pursuant to Section 8.4 hereof (unless a shorter period shall be satisfactory to the Trustee), deliver to the Trustee an Issuer Order specifying the date on which such redemption shall occur (the "Redemption Date") as determined in accordance with this Article 8, the series


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and principal amount of Bonds to be redeemed and evidence that the moneys necessary for such redemption will be delivered to the Trustee not later than the Business Day prior to the Redemption Date. Upon receipt of any such Issuer Order with respect to a mandatory redemption, the Trustee shall establish a non-interest bearing special purpose trust account (the "Mandatory Redemption Account") into which shall be deposited by the Issuer not later than one Business Day prior to the Redemption Date, immediately available amounts to be held by the Trustee and applied to the redemption of such Bonds. As collateral security for the prompt and complete payment and performance when due of all its obligations with respect to the Bonds and under this Indenture, the Issuer has pledged, assigned, hypothecated and transferred to the Trustee for the benefit of the Holders a Lien on and security interest in and to the Mandatory Redemption Account. The Mandatory Redemption Account shall at all times be in the exclusive possession of, and under the exclusive dominion and control of, the Trustee. In the case of any redemption of Bonds prior to the expiration of any restriction on such redemption provided in the terms of such Bonds, the Series Supplemental Indenture relating thereto or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officer's Certificate and Opinion of Counsel evidencing compliance with such restriction or condition.

                  SECTION 8.3 Mandatory Redemption; Selection of Bonds to Be Redeemed; Redemption Price.

                  (a) Unless otherwise provided in a Series Supplemental Indenture and in accordance with Section 7 of the Collateral Agency and Intercreditor Agreement, Outstanding Bonds shall be redeemed in whole or in part on a pro rata basis, prior to maturity, at the Redemption Price if (x) an Event of Loss shall occur and the Issuer has either (i) determined that the Affected Property cannot be rebuilt, repaired or restored or (ii) decided not to rebuild, repair or restore the Affected Property and (y) Loss Proceeds exceed $10,000,000. All Loss Proceeds in excess of $10,000,000 to be distributed for the benefit of the Holders after giving effect to the distribution of Loss Proceeds to the other Secured Parties under Section 7(d) of the Collateral Agency and Intercreditor Agreement, shall be applied to the pro rata redemption of the Bonds pursuant to this Section 8.3. The Redemption Date shall be any date during the 90-day period following the date of the Issuer's determination (x) that the Affected Property cannot be rebuilt, repaired or restored or (y) not to rebuild, repair or restore the Affected Property, as the case may be (taking into account the notice requirements set forth in Section 8.4).

                  (b) Unless otherwise provided in a Series Supplemental Indenture and in accordance with Section 7 of the Collateral Agency and Intercreditor Agreement, the Outstanding Bonds shall be redeemed in whole or in part prior to maturity at the Redemption Price if an Event of Loss shall occur and it has been determined that the Affected Property be rebuilt, repaired or restored and the amount of the Loss Proceeds, as the case may be, remaining after the payment of the actual total cost of such rebuilding, repair or restoration exceeds $5,000,000. The amount by which all of the Loss Proceeds exceeds the actual total cost of rebuilding, repairing or restoring the Affected Property which is in excess of $5,000,000 to be distributed for the benefit of the Holders after giving effect to the distribution of Loss Proceeds to the other Secured Parties under Section 7(d) of the Collateral Agency and Intercreditor Agreement shall be applied by the Trustee to the pro rata redemption of the Bonds pursuant to this Article 8. The Redemption Date shall be any date during the 90-day period following the date of the delivery of an Officer's Certificate of the Issuer to the Trustee certifying completion

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                                      -58-


of the rebuilding, repair or restoration of the Affected Property (taking into account the notice requirements set forth in Section 8.4).

                  (c) Upon any redemption of the Bonds in accordance with this
Section 8.3, the scheduled principal amortization of the Bonds of a series shall be reduced by an amount equal to the product of (x) the scheduled principal amortization of the Bonds of such series then in effect multiplied by (y) a fraction, the numerator of which is equal to the principal amount of the Outstanding Bonds of such series to be redeemed and the denominator of which is the principal amount of the Outstanding Bonds of such series immediately prior to such redemption.

                  (d) Except as otherwise specified in the Series Supplemental Indenture relating to the Bonds of a series, if less than all the Bonds of such series are to be redeemed pursuant to Section 8.3(a) or (b), the Bonds of such series shall be redeemed ratably by the Trustee from the Outstanding Bonds of such series not previously called for redemption in whole.

                  (e) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bonds redeemed or to be redeemed only in part, to the portion of the principal amount of such Bonds that has been or is to be redeemed.

                  For the purpose of redemptions of any Bonds pursuant to clause
(a) or (b) above, the Redemption Price shall equal the principal amount of such Bond Outstanding on the Redemption Date, plus interest accrued and unpaid to but excluding the Redemption Date.

                  SECTION 8.4 Notice of Redemption. Except as otherwise specified in the Series Supplemental Indenture relating to the Bonds of a series to be redeemed, notice of redemption shall be given to the Holders of Bonds of such series to be redeemed at least 30 days (unless a shorter period shall be satisfactory to the Trustee) but not more than 60 days prior to the Redemption Date. All notices of redemption shall state:

                  (a) the Redemption Price;

                  (b) the Redemption Date;

                  (c) if less than all of the Outstanding Bonds of any series are to be redeemed, the portion of the principal amount of each Bond of such series to be redeemed in part, and a statement that, on and after the Redemption Date, upon surrender of such Bond, a new Bond or Bonds of such series in principal amount equal to the remaining unpaid principal amount thereof will be issued;

                  (d) that on the Redemption Date, interest thereon will cease to accrue on and after said date;

                  (e) the Place or Places of Payment where such Bonds are to be surrendered for payment of the Redemption Price; and


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                                      -59-


                  (f) that the deposit by the Issuer with the Trustee of an amount of immediately available funds to pay the Bonds to be redeemed in full is a condition precedent to the Redemption.

                  Notice of redemption of Bonds to be redeemed shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

                  SECTION 8.5 Bonds Payable on Redemption Date. Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Bonds or portions thereof so to be redeemed shall, on the Redemption Date become due and payable, and from and after such date such Bonds or portions thereof shall cease to bear interest. Upon surrender of any such Bond for redemption in accordance with such notice, an amount in respect of such Bond or portion thereof shall be paid as provided therein; provided, however, that any payment of interest on any Bond the Scheduled Payment Date of which is on or prior to the Redemption Date shall be payable to the Holder of such Bond or one or more Predecessor Bonds, registered as such at the close of business on the related Regular Record Date according to the terms of such Bond and subject to the provisions of Section 2.10.

                  SECTION 8.6 Bonds Redeemed in Part. Any Bond that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Bond without service charge, a new Bond or Bonds of the same series, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the remaining unpaid principal amount of the Bond so surrendered.



                                    ARTICLE 9

                        REPURCHASE UPON CHANGE OF CONTROL

                  SECTION 9.1.  Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Issuer to repurchase all or any part of such Holder's Bonds at a purchase price in cash equal to 101% of the then Outstanding principal amount of a Bond, plus accrued and unpaid interest to but excluding the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date in accordance with the terms of this Indenture); provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase any Bond pursuant to this Section 9.1 to the extent that the Issuer has exercised its rights to redeem such Bond as described in Section 8.2.

                  (b) Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder with a copy thereof to the Trustee stating, among other things: (1) that a


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                                      -60-


Change of Control has occurred and that such Holder has the right to require the Issuer to purchase all or any portion of such Holder's Bonds at a purchase price in cash equal to 101% of the principal amount of such Bond, plus accrued and unpaid interest to but excluding the date of purchase (subject to the right of Holders of record on a Regular Record Date to receive interest due on the relevant Scheduled Payment Date in accordance with the terms of this Indenture);
(2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control); (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Issuer, consistent with this Section 9.1, that a Holder must follow in order to have its Bonds or any portion thereof purchased.

                  (c) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Bonds pursuant to this
Section 9.1. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 9.1, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described above by virtue thereof.



                                   ARTICLE 10

                         EVENTS OF DEFAULT AND REMEDIES

                  SECTION 10.1 Events of Default. The term "Event of Default", whenever used herein, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or come about or be affected by operation of law, or be pursuant to or in compliance with any applicable Law), and any such event shall continue to be an Event of Default if and for so long as it shall not have been remedied:

                  (a) the Issuer defaults in the payment of any principal or interest on any Bond when the same becomes due and payable, whether by scheduled maturity or required redemption or by acceleration or otherwise, for 15 days or more;

                  (b) default in the performance or observance in any material respect of any other term, covenant, or obligation of the Issuer under this Indenture, not otherwise expressly defined as an Event of Default, and the continuance of such default for more than 60 days after the earliest to occur of (i) actual knowledge of an executive officer of the Issuer of such default, (ii) the time at which an executive officer of the Issuer should reasonably have had knowledge of such default or
         (iii) notice from the Trustee or the Holders of such default;

                  (c) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Issuer or any Guarantor then has outstanding Indebtedness in excess of $15,000,000, individually or in the aggregate, and such default or defaults have resulted in the acceleration of the maturity of such Indebtedness and such acceleration has not been annulled or rescinded;


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                  (d) an involuntary proceeding shall be commenced or an
         involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Issuer or any Guarantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or any Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (e) the Issuer or any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
         (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for itself or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (f) any event described in clauses (d) or (e) above occurs with respect to NRG Energy, NRG Power Marketing, NRG Operations or any Operator (so long as such Operator continues to be Subsidiary of NRG Energy), in each case to the extent a party to any Transaction Document, and remains uncured for the grace periods provided in such clauses, provided, however, that in respect of such an event relating to any Operator, the Issuer shall have an additional 60-day period within which to enter into a replacement operating arrangement, and provided further, that in no case shall such an event in respect of an Operator constitute an Event of Default unless it has a Material Adverse Effect on the Issuer and the Guarantors taken as a whole;

                  (g) the Issuer or any Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (h) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Issuer or any of the Guarantors or any combination thereof and the same shall remain undischarged or unpaid for a period of 60 consecutive days during which execution shall not be effectively stayed;

                  (i) the Issuer shall be terminated, dissolved or liquidated (as a matter of law or otherwise);

                  (j) the Liens created by the Collateral Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Trustee, free and clear of all other Liens (other than Liens permitted under this Indenture or under the respective Collateral Documents), or, except for expiration in


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                                      -62-


         accordance with its terms, any of the Collateral Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor or Member;

                  (k) either (i) this Indenture or any other Financing Document is declared in a final non-appealable judgment to be unenforceable against the Issuer or any Guarantor or the Issuer or any Guarantor shall have expressly repudiated its obligations thereunder; or (ii) any other Transaction Document is declared in a final non-applicable judgment to be unenforceable against any party thereto, or any such party shall have expressly repudiated its obligations thereunder and ceased to perform such obligations, or defaulted in the performance or observance of any of its material obligations thereunder and such default has continued unremedied for a period of five days or more or any such party is the subject of any proceeding under the Federal Bankruptcy Code;

                  (l) default by the Issuer, any Guarantor or any counterparty under or invalidity of any Power Sales Agreement, Operation and Maintenance Agreement or Corporate Services Agreement, to the extent such default under or invalidity of any such agreement (x) continues for 30 consecutive days and (y) could reasonably be expected to have a Material Adverse Effect on the Issuer and the Guarantors taken as a whole; or

                  (m) failure to renew or replace any Operation and Maintenance Agreement (or to make a substantially similar arrangement with respect to the operation and maintenance of a Facility) upon (i) termination by a Guarantor or an Operator, after having given 180 days' notice of its intent to terminate, within 5 days of such termination, (ii) termination by any Guarantor, within 5 days of such termination, or
         (iii) termination by any Operator, within 30 days of such termination.

                  SECTION 10.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in paragraph (a) of Section 10.1 occurs and is continuing with respect to Bonds of any series, then and in each and every such case, unless the principal of all the Bonds of such series shall have already become due and payable, either the Trustee or the Holders of not less than 331/3% in aggregate principal amount of the Bonds of such series then Outstanding hereunder, or, in the event of any Event of Default described in paragraph (b), (c), (f), (h), (i), (j), (k), (l) or (m) of Section 10.1, the Majority Holders of Bonds of such series then outstanding hereunder, by notice in a writing to the Issuer (and to the Trustee if given by Holders), may declare the principal amount of all the Bonds of such series then Outstanding and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Bonds of such series contained to the contrary notwithstanding. If an Event of Default described in paragraph (d), (e) or (g) of Section 10.1 occurs and is continuing, then and in each and every such case, the principal amount of the Bonds then Outstanding and all accrued interest thereon shall, without any notice to the Issuer or any other act on the part of the Trustee or any Holder of the Bonds, become and be immediately due and payable, anything in this Indenture or in the Bonds contained to the contrary notwithstanding.

                  At any time after such declaration of acceleration has been made with respect to the Bonds of any series and before a judgment or decree for payment of the money due has been


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                                      -63-


obtained by the Trustee as hereinafter in this Article provided, the Majority Holders of the Bonds of such series, by written notice to the Issuer and the Trustee, may receive and annul such declaration and its consequences if:

                  (i) there shall have been paid to or deposited with the Trustee a sum sufficient to pay

                           (A) all overdue installments of interest on the Bonds of such series,

                           (B) the principal of and premium, if any, on any
                  Bonds of such series that have become due other than by such declaration of acceleration and interest thereon at the respective rates provided in the Bonds of such series for late payments of principal or premium,

                           (C) to the extent that payment of such interest is
                  lawful, interest upon overdue installments of interest at the respective rates provided in the Bonds for late payments of interest, and

                           (D) all sums paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and

                  (ii) all Events of Default, other than the nonpayment of the principal of the Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 10.12.

                  No such rescission shall affect any subsequent default or impair any right consequent thereon.

                  SECTION 10.3 Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings. In case of pendency in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relating to the Issuer or any obligor on the Bonds or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for payment of overdue principal or interest) shall be entitled and empowered by intervention in such proceedings or otherwise

                  (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owed and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 10.4) and of the Holders allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute same;


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                                      -64-



and any receiver, assignee, trustee, liquidator or sequestrator in any such judicial proceeding is hereby authorized by each Holder to make such payment to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 10.5.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 10.4 Trustee May Enforce Claims Without Possession of Bonds. All rights of action and claims under this Indenture or the Bonds of any series may be prosecuted and enforced by the Trustee without the possession of any of the Bonds of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, be for the ratable benefit of the Holders of the Bonds of the series in respect of which such judgment has been recovered.

                  SECTION 10.5 Application of Money Collected. Any money collected by the Trustee with respect to a series of Bonds pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Bonds of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST:  To the payment of all amounts due the Trustee under
Section 11.5.

                  SECOND: To the payment of the amounts then due and unpaid upon the Bonds of that series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably among Bonds within each series and among the series, without preference or priority of any kind, according to the amounts due and payable on such Bonds for principal (and premium, if any) and interest, respectively.

                  SECTION 10.6 Limitation on Suits. No Holder of any Bond of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Bonds or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Bonds of such series;

                  (b) the Holders of not less than 25% in aggregate principal amount of then Outstanding Bonds of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;


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                                      -65-


                  (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Majority Holders of such series;

it being understood and intended that no one or more Holders of Bonds of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Bonds of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Bonds of such series.

                  SECTION 10.7 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Bond shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Bond on the respective maturities expressed in such Bond (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

                  SECTION 10.8 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 10.9 Rights and Remedies Cumulative. Except as otherwise provided in the last paragraph of Section 2.9, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 10.10 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Bond to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be. No waiver of any Event of

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Default, whether by the Trustee or by the Holders, shall extend to or shall affect any subsequent Event of Default or shall impair any remedy or right consequent thereon.

                  SECTION 10.11 Control by Holders. The Holders of a majority in principal amount of then Outstanding Bonds of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Bonds of such series; provided that

                  (a) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would involve it in personal liability or it reasonably believes it will not adequately be indemnified against the costs, expenses and liabilities which might be incurred by it in complying with its request or be unjustly prejudicial to the Holders not taking part in such direction, and

                  (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  SECTION 10.12 Waiver of Past Defaults. The Majority Holders of any series may on behalf of the Holders of all the Bonds of such series waive any past default hereunder with respect to such series and its consequences, except a default not theretofore cured

                  (a) in the payment of the principal of (or premium, if any) or interest on any Bond of such series, or in the payment of any sinking or purchase fund or analogous obligation with respect to the Bonds of such series, or

                  (b) in respect of a covenant or provision hereof which under
         Article 14 cannot be modified or amended without the consent of the Holder of each Outstanding Bond of such series.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                  SECTION 10.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Bond by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any part litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of then Outstanding Bonds of any


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series to which the suit relates, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Bond on or after the respective maturities expressed in such Bond (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date).

                  SECTION 10.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.



                                   ARTICLE 11

                             CONCERNING THE TRUSTEE

                  SECTION 11.1 Certain Rights and Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after curing or waiving all Events of Default that may have occurred, undertakes to perform only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  Except as otherwise provided in Section 315 of the Trust Indenture Act:

                  (a) The Trustee may conclusively rely and shall be fully protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties; but in the case of any such certificates or opinions which by the provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not verify the contents thereof.

                  (b) Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer's Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors shall be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer.

                  (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture, and may refuse to perform any duty or exercise any


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         such rights or powers unless it shall have been offered reasonable security or indemnity to its satisfaction against the costs, expenses and liabilities which may reasonably be incurred therein or thereby.

                  (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders holding a sufficient percentage of Bonds to give such direction as permitted by this Indenture.

                  (e) Prior to the occurrence of an Event of Default with respect to any series of Bonds hereunder and after the curing or waiving of all Events of Default with respect to such series of Bonds the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture or other paper or document with respect to such series of Bonds unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Bonds of such series then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the reasonable costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Issuer or, if paid by the Trustee, shall be repaid by the Issuer upon demand.

                  (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney custodian or nominee appointed with due care by it hereunder or under any Collateral Document.

                  (g) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts or the action or failure to act by such Responsible Officers was unreasonable.

                  (h) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Issuer given under this Agreement.

                  (i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

                  (j) The Trustee shall have no obligation to invest and reinvest any cash held pursuant to this Agreement in the absence of timely and specific written investment


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                                      -69-



         direction from the Issuer. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction.

                  None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be a reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such liability is not reasonably assured to it.

                  The Trustee may consult with counsel and the written advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such written advice or opinion of counsel.

                  SECTION 11.2 Trustee Not Responsible for Recitals, Etc. The recitals contained herein and in the Bonds, except the Trustee's certificate of authentication, shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Collateral or of the Bonds. The Trustee shall not be accountable for the use or application by the Issuer of any of the Bonds or of the proceeds of such Bonds.

                  SECTION 11.3 Trustee and Others May Hold Bonds. The Trustee or any Paying Agent or Security Registrar or any other Authorized Agent of the Trustee, or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Bonds and may otherwise deal with the Issuer, or any other obligor on the Bonds with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other Authorized Agent.

                  SECTION 11.4 Moneys Held by Trustee or Paying Agent. All moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but, other than the Mandatory Redemption Account, need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Issuer to pay thereon.

                  SECTION 11.5 Compensation of Trustee and Its Lien. For so long as any of the Bonds shall remain outstanding, the Issuer covenants and agrees to pay to the Trustee (all references in this Section 11.5 to the Trustee shall be deemed to apply to the Trustee in its capacities as Trustee, Paying Agent and Security Registrar) from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall be agreed to from time to time by the Issuer and the Trustee and which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as herein otherwise expressly provided, the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation


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                                      -70-

and the reasonable expenses, advances and disbursements of its counsel and of all persons not regularly in its employ) except any such expense or disbursement as may arise from its gross negligence or bad faith. The Issuer also covenants and agrees to indemnify the Trustee for, defend, and hold harmless the Trustee and its officers, directors, employees, representatives and agents from and against, any loss, liability, claim, damage or expense incurred without gross negligence or bad faith on the part of the Trustee or any of its employees, officers or agents, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and this Indenture, including liability which the Trustee may incur as a result of failure to withhold, pay or report Taxes and including the costs and expenses of defending itself against any claim or liability in the premises and including, without limitation, any loss, liability, claim, damage or expense relating to or arising out of any Environmental Law. The obligations of the Issuer under this Section shall constitute additional Indebtedness hereunder. In no event shall the Trustee be liable for special, indirect or consequential loss or damages whatsoever (including, but not limited to lost profits), even if the Trustee has been advised of the likelihood of such damage and regardless of the form of action taken.

                  The obligations of the Issuer under this Section 11.5 shall survive payment in full of the Bonds, the resignation or removal of the Trustee and the termination of this Indenture.

                  When the Trustee or any predecessor Trustee incurs expenses or renders services in connection with the performance of its obligations hereunder (including its services as paying agent, if so appointed by the Issuer) after an Event of Default specified in Section 10.1(f) or (a) occurs, the expenses and compensation for such services are intended to constitute expenses of administration under applicable bankruptcy, insolvency or other similar United States Federal or state law to the extent provided in Section 503(b)(5) of the Federal Bankruptcy Code.

                  SECTION 11.6 Right of Trustee to Rely on Officer's Certificates and Opinions of Counsel. Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officer's Certificate of the Issuer or an Opinion of Counsel, which shall conform to the provisions of Section 1.3. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion as set forth in Section 11.1(g).

                  SECTION 11.7 Persons Eligible for Appointment As Trustee. There shall at all times be a Trustee hereunder which shall at all times be a corporation which complies with the eligibility requirements of the Trust Indenture Act, having a combined capital and surplus of at least $100,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority referred to in Section 310(a) of the Trust Indenture Act, then for the purposes of this
Section 11.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 11.7, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.8.


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                  SECTION 11.8 Resignation and Removal of Trustee; Appointment
of Successor.

                  (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to any one or more or all series of Bonds by giving written notice to the Issuer and by giving notice of such resignation to the Holders of Bonds in the manner provided in Section 1.5.

                  (b) In case at any time any of the following shall occur with respect to any series of Bonds:

                  (1) the Trustee shall fail to comply with the provisions of
         Section 310(b) of the Trust Indenture Act, after written request thereafter by the Issuer or by any Security holder who has been a bona fide Holder of a Bond or Bonds for at least six months,

                  (2) the Trustee shall cease to be eligible under Section 11.7 and shall fail to resign after written request therefor by the Issuer or by any Holder of a Bond or Bonds of such Series, or

                  (3) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Issuer may remove the Trustee with respect to the applicable series of Bonds, and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, or (B) subject to the requirements of Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Bond or Bonds of any such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series of Bonds. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee with respect to such series of Bonds.

                  (c) The Holders of a majority in aggregate principal amount of the Bonds at the time Outstanding may at any time remove the Trustee and appoint a successor Trustee by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Issuer, the evidence provided for in Section
11.1 of the action taken by the Holders, provided that unless a Default or Event of Default shall have occurred and be continuing, the Issuer shall consent (such consent not to be unreasonably withheld).

                  (d) If the Trustee shall resign, be removed, or become incapable of acting or if a vacancy shall occur in the office of Trustee with respect to Bonds of any series for any cause, the Issuer shall promptly appoint a successor Trustee or Trustees with respect to the applicable series of Bonds by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the former Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed with respect to a particular series and have accepted such appointment pursuant to Section 11.9 within 30 days after the mailing of such notice of resignation or removal, the former Trustee may petition any


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                                      -72-


court of competent jurisdiction for the appointment of a successor Trustee, or any Holder who has been a bona fide Holder of a Bond or Bonds of the applicable series for at least six months may, subject to the requirements of Section 315(e) of the Trust Indenture Act, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

                  (e) Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to this Section shall become effective only upon acceptance of appointment by the successor Trustee as provided in Section 11.9.

                  SECTION 11.9 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed under Section 11.8 shall execute, acknowledge and deliver to the Issuer and to its predecessor Trustee with respect to any or all applicable series of Bonds an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations with respect to such series of its predecessor Trustee hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Issuer or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 11.5, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts with respect to such series of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 11.5.

                  In the case of the appointment hereunder of a successor Trustee with respect to the Bonds of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor Trustee with respect to the Bonds of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such mutually agreeable provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Bonds of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall, by mutual agreement, add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-Trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

                  No successor Trustee with respect to any series of Bonds shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall with respect to such series be eligible under Section 11.7.


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                  Upon acceptance of appointment by a successor Trustee with respect to the Bonds of any series, the Issuer shall give notice of the succession of such Trustee hereunder to the Holders of Bonds in the manner provided in Section 1.5. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

                  SECTION 11.10 Merger, Conversion or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such successor Trustee shall be qualified under the Trust Indenture Act and eligible under the provisions of Section 11.7 hereof and Section 310(a) of the Trust Indenture Act.

                  In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Bonds shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Bonds so authenticated and, in case at that time any of the Bonds shall not have been authenticated, any successor to the Trustee may authenticate such Bonds either in the name of any predecessor hereunder or in the name of the successor trustee, and in such cases such certificate shall have the full force which it is anywhere in the Bonds or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or the authenticate Bonds in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                  SECTION 11.11 Maintenance of Offices and Agencies.

                  (a) There shall at all times be maintained in the Borough of Manhattan, the City of New York, and in such other Places of Payment, if any, as shall be specified for the Bonds of any series in the related Series Supplemental Indenture, an office or agency where Bonds may be presented or surrendered for registration of transfer or exchange and for payment of principal, premium, if any, and interest. Such office shall be initially:

                  The Chase Manhattan Bank
                  450 W. 33rd Street
                  New York, NY  10001

Notices and demands to or upon the Trustee in respect of the Bonds or this Indenture may be served at the Corporate Trust Office. Written notice of the location of each of such other office or agency and of any change of location thereof shall be given by the Issuer to the Trustee and by the Trustee to the Holders in the manner specified in Section 1.5. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations, surrenders and demands may be made and notices may be served at the Corporate Trust Office.



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                  (b) There shall at all times be a Security Registrar and a
Paying Agent hereunder. In addition, at any time when any Bonds remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Bonds of one or more series which shall be authorized to act on behalf of the Trustee to authenticate Bonds of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.9, and Bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Bonds by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent). If an appointment of an Authenticating Agent with respect to the Bonds of one or more series shall be made pursuant to this Section 11.11(b), the Bonds of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

                  This Bond is one of the series of Bonds referred to in the within-mentioned Indenture.

                                          ---------------------------------
                                              Trustee

                                          By
                                            -------------------------------
                                                  Authenticating Agent

                                          By
                                            -------------------------------
                                                  Authorized Signatory

                  Any Authorized Agent shall be a bank or trust company, shall be a Person organized and doing business under the laws of the United States or any State thereof, with a combined capital and surplus of at least $100,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by United States Federal or state authorities. If such Authorized Agent publishes reports of its condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 11.11, the combined capital and surplus of such Authorized Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authorized Agent shall cease to be eligible in accordance with the provisions of this Section 11.11, such Authorized Agent shall resign immediately in the manner and with the effect specified in this Section 11.11.

                  The Trustee at its office specified in the first paragraph of this Indenture, is hereby appointed as Paying Agent and Security Registrar hereunder.

                  (c) Any Paying Agent (other than the Trustee) from time to time appointed hereunder shall execute and deliver to the Trustee an instrument in which said Paying Agent shall agree with the Trustee, subject to the provisions of this Section 11.11, that such Paying Agent will:



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                                      -75-


                  (i) hold all sums held by it for the payment of principal of, and premium, if any, and interest on Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (ii) give the Trustee within five days thereafter notice of any default by any obligor upon the Bonds in the making of any such payment of principal, premium, if any, or interest; and

                  (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Trustee may, to the extent authorized by written instructions of the Trustee, be made to or received or held by a Paying Agent in the Borough of Manhattan, the City of New York, for the account of the Trustee.

                  (d) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section 11.11, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

                  (e) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Issuer may, and at the request of the Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of such termination to the Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 11.11 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Issuer shall promptly appoint one or more qualified successor Authorized Agents approved by the Trustee to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 11.11. The Issuer shall give written notice of any such appointment to all Holders as their names and addresses appear on the Security Register.

                  SECTION 11.12 Reports by Trustee. On or before March 15 in every year, so long as any Bonds are Outstanding hereunder, the Trustee shall transmit to the Holders a brief report, dated as of the preceding December 31, to the extent required by Section 313 of the Trust Indenture Act in accordance with the procedures set forth in said Section. A copy of such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Bonds are listed. The Issuer shall promptly notify the Trustee if the Bonds become listed on any stock exchange, and the Trustee shall comply with Section 313(d) of the Trust Indenture Act.


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                  SECTION 11.13 Trustee Risk. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it. Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to Section 11.1 and the requirements of the Trust Indenture Act.

                  SECTION 11.14 Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction, denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or any Transaction Document, and in particular in case of the enforcement of any such document on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 11.14 are adopted to these ends.

                  SECTION 11.15 Knowledge of Default. In no event shall the Trustee be deemed to have knowledge of an Event of Default unless it has received written notice or a Responsible Officer has actual knowledge thereof.

                  In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

                  Should any instrument in writing be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.


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                                      -77-

                                   ARTICLE 12

                             CONCERNING THE HOLDERS

                  SECTION 12.1 Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders (collectively, an "Act" of such Holders, which term also shall refer to the instruments or record evidencing or embodying the same) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders of Bonds voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Bonds duly called and held in accordance with the provisions of Article 13, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record, or both, are delivered to the Trustee, and when it is specifically required herein, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 12.1. The record of any meeting of Holders of Bonds shall be proved in the manner provided in Section 13.6.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to such officer the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or of a Issuer, on behalf of such corporation, association or Issuer, such certificate or affidavit shall also constitute sufficient proof of such Person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The principal amount and serial numbers of Bonds held by any Person, and the date or dates of holding the same, shall be proved by the Security Register and the Trustee shall not be affected by notice to the contrary.

                  (d) Any Act by the Holder of any Bond (i) shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the transfer thereof or the exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Bond, and (ii) shall be valid notwithstanding that such Act is taken in connection with the transfer of such Bond to any other Person, including the Issuer or any Affiliate thereof.

                  (e) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Bonds for the Act contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder of Bonds may be revoked with respect to any or all of such Bonds by written notice by such Holder (or its

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
duly appointed agent) or any subsequent Holder (or its duly appointed agent), proven in the manner in which such instrument was proven unless such instrument is by its terms expressly irrevocable.

                  (f) Bonds of any series authenticated and delivered after any Act of Holders may, and shall if required by the Issuer, bear a notation in form approved by the Issuer as to any action taken by such Act of Holders. If the Issuer shall so determine, new Bonds of any series so modified as to conform, in the opinion of the Issuer, to such action, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for outstanding Bonds of such series.

                  The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to sign any instrument evidencing or embodying an Act of the Holders. If a record date is fixed, those Persons who were Holders at such record date (or their duly appointed agents), and only those Persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Holders or to revoke any such instrument previously signed, whether or not such Persons continue to be Holders after such record date. No such instrument shall be valid or effective if signed more than 90 days after such record date, and may be revoked as provided in paragraph (e) above.

                  SECTION 12.2 Bonds Owned by Issuer and Affiliates Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Bonds have concurred in any request, demand, authorization, direction, notice, consent and waiver or other act under this Indenture, Bonds which are owned by the Issuer, any Partner or any Affiliate of any of the foregoing shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds for which a Responsible Officer of the Trustee has received written notice of such ownership as conclusively evidenced by the Security Register shall be so disregarded. The Issuer shall furnish the Trustee, upon its reasonable request, with a list of such Affiliates. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee that the pledgee has the right to vote such Bonds and that the pledgee is not an Affiliate of the Issuer. Subject to the provisions of Section 315 of the Trust Indenture Act, in case of a dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be full protection to the Trustee.



                                   ARTICLE 13

                                HOLDERS' MEETINGS

                  SECTION 13.1 Purposes for Which Holders' Meetings May Be Called. A meeting of Holders may be called at any time and from time to time pursuant to this Article 13 for any of the following purposes:

                  (a) to give any notice to the Issuer or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any default hereunder and its

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
         consequences, or to take any other action authorized to be taken by Holders pursuant to Article 10;

                  (b) to remove the Trustee and appoint a successor Trustee pursuant to Article 11;

                  (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 14.2; or

                  (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Bonds under any other provision of this Indenture or under applicable law.

                  SECTION 13.2 Issuer and Holders May Call Meeting. In case the Issuer, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Bonds of any series then Outstanding shall have requested the Trustee to call a meeting of Holders of such series, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have made the mailing of the notice of such meeting within 20 days after receipt of such request, then the Issuer or the Holders of such Bonds in the amount above specified may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 13.1 by giving notice thereof as provided in Section 13.2.

                  SECTION 13.3 Persons Entitled to Vote at Meeting. To be entitled to vote at any meeting of Holders a person shall be (a) Holder of one or more Bonds with respect to which such meeting is being held or (b) a person appointed by an instrument in writing as proxy for the Holder or Holders of such Bonds by a Holder of one or more such Bonds. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

                  SECTION 13.4 Determination of Voting Rights; Conduct and Adjournment of Meeting. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Bonds and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 12.1 or other proof. Except as otherwise permitted or required by any such regulations, the holding of Bonds shall be proved in the manner specified in Section 12.1 and the appointment of any proxy shall be proved in the manner specified in said Section
12.1 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.

                  The Issuer or the Holders calling the meeting, as the case may be, shall appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be

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
elected by vote of the Holders of a majority in aggregate principal amount of the Bonds represented at the meeting and entitled to vote.

                  Subject to the provisions of Section 12.2, at any meeting each Holder of a series or proxy shall be entitled to one vote for each $1,000 principal amount of Bonds of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Bonds of such series held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Holders of such series. Any meeting of Holders duly called pursuant to
Section 13.2 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice. At any meeting, the presence of persons holding or representing Bonds with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority of the Bonds represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

                  SECTION 13.5 Counting Votes and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of Holders of a series shall be by written ballots on which shall be subscribed the signatures of the Holders of Bonds of such series or of their representatives by proxy and the serial numbers and principal amounts of the Bonds of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting. The record shall show the serial numbers of the Bonds voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                  Any record so signed and verified shall be conclusive evidence of the matters therein stated.



                                   ARTICLE 14

                             SUPPLEMENTAL INDENTURES

                  SECTION 14.1 Supplemental Indentures Without Consent of Holders. Without the consent of the Holders of any Bonds, the Issuer, when authorized by a Board Resolution (a copy of which shall be delivered to the Trustee), and the Trustee, at any time and from time to



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
time, may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee or enter into any consent with respect to the Collateral Documents for any of the following purposes:

                  (a) to establish the form and terms of Bonds of any series permitted by Sections 2.1 and 2.3; 1 or

                  (b) to evidence the succession of another entity to the Issuer and the assumption by any such successor of the covenants of the Issuer herein contained; or

                  (c) to evidence the succession of a new Trustee hereunder pursuant to Section 11.9; or

                  (d) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Board of Directors shall consider to be for the protection of the Holders of Bonds, and to make the occurrence, or the occurrence and continuance of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee due solely to such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Bonds to waive such an Event of Default; or

                  (e) to convey, transfer and assign to the Trustee properties or assets to secure the Bonds, and to correct or amplify the description of any property at any time subject to this Indenture or the Collateral Documents or to assure, convey and confirm unto the Trustee any property subject or required to be subject to this Indenture or the Collateral Documents; or

                  (f) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to qualify, requalify or continue the qualification of this Indenture (including any supplemental indenture) under the Trust Indenture Act, or under any similar United States Federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar United States Federal statute hereafter enacted; or

                  (g) to permit or facilitate the issuance of Bonds in uncertificated form; or

                  (h) to change or eliminate any provision of this Indenture or the Collateral Documents; provided, however, that if such change or elimination shall adversely affect the interests of the Holders of Bonds of any series, such change or elimination shall not become effective with respect to such series; or




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

                  (i) to cure any ambiguity, to correct or supplement any provision in the Indenture or the Collateral Documents that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture or the Collateral Documents, provided such action shall not adversely affect the interest of the Holders of any series in any material respect; or

                  (j) to provide for the issuance of exchange securities, as contemplated by the Registration Rights Agreement, and to make such other changes to the Indenture or the Collateral Documents as the Board of Directors of the Issuer determines are necessary or appropriate in connection therewith, provided such action shall not adversely affect the interests of the Holders of Bonds of any series in any material respect.

                  SECTION 14.2 Supplemental Indenture with Consent of Holders. With the consent of the Majority Holders of Bonds of all series then Outstanding, considered as one class, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, when authorized by a Board Resolution (a copy of which shall be delivered to the Trustee), may, and the Trustee, subject to Sections 14.3 and 14.4, shall, enter into an indenture or indentures supplemental hereto for the purpose of adding any mutually agreeable provisions to or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Bonds of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of one or more, but less than all, of such series, then the consent only of the Holders of not less than a Majority in aggregate principal amount of the Outstanding Bonds of all series so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond directly affected thereby,

                  (a) change any Scheduled Payment Date, or the dates or circumstances of payment of premium, if any, on any Bond, or change the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Bond or the premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the Scheduled Payment Date for such payment (or, in the case of redemption, on or after the Redemption Date) or such payment of premium, if any, on or after the date such premium becomes due and payable in respect of such Bonds; or

                  (b) except to the extent expressly permitted by this Indenture or any of the Collateral Documents, permit the creation of any Lien prior to or, except as contemplated by Section 6.16, pari passu with the Lien of the Collateral Documents with respect to any of the Collateral, terminate the Lien of the Collateral Documents on any Collateral or deprive any Holder of the security afforded by the Lien of the Collateral Documents; or

                  (c) reduce the percentage in principal amount of the Outstanding Bonds, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or


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

                  (d) modify any of the provisions of Section 10.12 or of this
Section 14.2.

                  A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture or any Collateral Document which has expressly been included solely for the benefit of one or more particular series of Bonds, or which modifies the rights of the Holders of Bonds of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Bonds of any other series.

                  Upon receipt by the Trustee of Board Resolutions and such other documentation as the Trustee may reasonably require and upon the filing with the Trustee of evidence of the Act of said Holders, the Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Sections 14.3 and 14.4.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  SECTION 14.3 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by any Series Supplemental Indenture or other supplemental indenture permitted by this Article 14 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 11.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent to the execution of such supplemental indenture have been met.

                  SECTION 14.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 14, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  SECTION 14.5 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 14 shall conform to the requirements of the Trust Indenture Act as then in effect.

                  SECTION 14.6 Reference in Bonds to Supplemental Indentures. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 14 may, and shall if required by the Issuer, bear a notation in form approved by the Issuer as to any matter provided for in such supplemental indenture; and, in such case, suitable notation may be made upon Outstanding Bonds after proper presentation and demand. If the Issuer shall so determine, new Bonds so modified as to conform, in the opinion of the Issuer and the Trustee, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Bonds.





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
                                      -84-



                                   ARTICLE 15

                           SATISFACTION AND DISCHARGE

                  SECTION 15.1 Satisfaction and Discharge of Bonds. Except as otherwise provided with respect to the Bonds of any series in the Series Supplemental Indenture relating thereto, the Bonds of such series shall, on or prior to the Scheduled Payment Date with respect to the final installment of principal thereof, be deemed to have been paid for all purposes of this Indenture, and the entire Debt of the Issuer in respect thereof shall be deemed to have been satisfied and discharged, upon satisfaction of the following conditions:

                  (a) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee, in trust, money in an amount which shall be sufficient to pay when due the principal of and premium, if any, and interest due and to become due on the Bonds of such series on and prior to the Scheduled Payment Date with respect to the final installment of principal thereof or upon redemption;

                  (b) if any such deposit of money shall have been made prior to the Scheduled Payment Date with respect to the final installment of principal or the Redemption Date of such Bonds, the Issuer shall have delivered to the Trustee a Issuer Order stating that such money shall be held by the Trustee, in trust;

                  (c) in the case of redemption of Bonds, the Issuer Order with respect to such redemption pursuant to Article 8 shall have been given to the Trustee; and

                  (d) there shall have been delivered to the Trustee an Opinion of Counsel to the effect that such satisfaction and discharge of the Debt of the Issuer with respect to the Bonds of such series shall not be deemed to be, or result in, a taxable event with respect to the Holders of such series for purposes of United States federal income taxation unless the Trustee shall have received documentary evidence that each Holder of such series either is not subject to, or is exempt from, United States federal income taxation.

Upon satisfaction of the aforesaid conditions with respect to the Bonds of any series, the Trustee shall, upon receipt of a Issuer Order, execute proper instruments acknowledging satisfaction and discharge of the series of Bonds.

                  In the event that Bonds which shall be deemed to have been paid as provided in this Section 15.1 do not mature and are not to be redeemed within the 60-day period commencing on the date of the deposit with the Trustee of moneys, the Issuer shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Bonds, to the Holders of such Bonds to the effect that such Bonds are deemed to have been paid and the circumstances thereof.

                  Notwithstanding the satisfaction and discharge of any Bonds as aforesaid, the obligations of the Issuer and the Trustee in respect of such Bonds under Sections 2.8, 2.9, 2.10 and 11.5 and this Article 15 shall survive.


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                                      -85-


                  SECTION 15.2 Satisfaction and Discharge of Indenture. This Indenture shall upon Issuer Order cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

                  (a)  either

                           (i) all Bonds theretofore authenticated and delivered
                  (other than (A) Bonds which have been destroyed, lost or stolen and which have been replaced or paid as provided in
                  Section 2.9 and (B) Bonds deemed to have been paid in accordance with Section 15.1) have been delivered to the Trustee for cancellation; or

                           (ii) all Bonds not theretofore delivered to the
                  Trustee for cancellation shall be deemed to have been paid in accordance with Section 15.1;

                  (b) all other sums due and payable hereunder have been paid;
and

                  (c) the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Upon satisfaction of the aforesaid conditions, the Trustee shall, upon receipt of a Issuer Order, execute proper instruments acknowledging satisfaction and discharge of the Indenture and take all other action reasonably requested by the Issuer to evidence the termination of any and all Liens created by or with respect to this Indenture.

                  Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Issuer and the Trustee under Sections 2.8, 2.9, 2.10 and 11.5 and this Article 15 shall survive.

                  Upon satisfaction and discharge of this Indenture as provided in this Section 15.2, the Trustee shall assign, transfer and turn over to or upon the order of the Issuer, any and all money, securities and other property then held by the Trustee for the benefit of the Holders, other than money deposited with the Trustee pursuant to Section 15.1(a) and interest and other amounts earned or received thereon.

                  SECTION 15.3 Application of Trust Money. The money deposited with the Trustee pursuant to Section 15.1 shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest on the Bonds or portions of principal amount thereof in respect of which such deposit was made.




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

                                   ARTICLE 16

                                   DEFEASANCE

                  SECTION 16.1  Defeasance.

                  (a) Subject to Sections 16.1(b) and 16.2, the Issuer at any time may terminate (i) all its obligations under this Indenture, the Bonds and the Collateral Documents (a "Legal Defeasance") or (ii) any of its covenants, other than its obligation to make payments on the Bonds pursuant to Section 2.10 (a "Covenant Defeasance"). With respect to any Covenant Defeasance, except as specified in clause (ii) of the preceding sentence, the remainder of this Indenture and the Bonds, shall be unaffected thereby. The Issuer may exercise a Legal Defeasance notwithstanding the prior exercise of a Covenant Defeasance. If the Issuer exercises a Legal Defeasance, payment of the Bonds may not be accelerated due to an Event of Default. Upon satisfaction of the conditions set forth herein and on demand of the Issuer, the Trustee (x) shall acknowledge in writing the discharge of the obligations terminated by the Issuer, (y) shall execute documents and deliver such instruments in writing as shall be required to reconvey, release, assign and deliver to the Issuer any and all of the Trustee's interest in the Collateral, the right, title and interest in and to any and all rights conveyed, assigned or pledged to the Trustee or otherwise subject to this Indenture, except amounts in the funds required to be paid to the Issuer under this Indenture, and (z) shall turn over to the Issuer or to any such person, body or authority as may be entitled to receive the same all balances then held by it hereunder. Covenant Defeasance, as effected hereby, means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth under any of the covenants in this Indenture except as set forth hereinabove, whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or Section or to any other provision herein or in any other document.

                  (b) Notwithstanding Section 16.1(a) above, the obligations of the Issuer pursuant to Sections 2.8, 2.9, Section 2.10 and 11.5 shall survive until the Bonds have been paid in full. Thereafter, the obligations of the Issuer pursuant to Section 11.5 shall survive.

                  SECTION 16.2 Conditions to Defeasance. Either the Legal Defeasance or the Covenant Defeasance may be exercised only if:

                  (a) The Issuer shall have irrevocably deposited in trust with the Trustee (i) cash in an amount which, when added to any other moneys held by the Trustee and available for such payment, would be sufficient to pay (A) the principal of, and any premium and interest on, all Bonds issued hereunder and under any Series Supplemental Indenture when due, whether on any Scheduled Payment Date or upon redemption, acceleration, or otherwise, and (B) all other sums payable hereunder and under any Series Supplemental Indenture, (ii) non-callable direct obligations of, or obligations guaranteed by, the United States, maturing on or before the date or dates when the payments specified in clause (i) above shall become due, the principal amount of which and the interest thereon, when due, is or will be, in the aggregate, sufficient to make all such payments, (iii) securities evidencing ownership interest in obligations or in specified portions thereof (which shall consist of specified portions of the principal of or interest on such obligations) of the


                       NRG Northeast Generating Indenture
         character described in clause (ii), sufficient to make all the payments specified in clause (i) above, or (iv) any combination of such cash and such obligations (the "Obligations") specified in (ii) or (iii) above, the aggregate amount of which and interest thereon, when due, are or will be sufficient to make all the payments specified in clause (i) above, and such deposit shall not cause the Trustee to have a conflicting interest as defined in and for the purposes of the Trust Indenture Act;

                  (b) The Issuer shall have delivered to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the deposited cash and/or the Obligations without any reinvestment thereof will provide cash at such times and in such amounts as will be sufficient to pay principal of, and any premium and interest on, all Outstanding Bonds when due, whether at on any Scheduled Payment Date or upon redemption, acceleration, or otherwise;

                  (c) The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) all preference periods applicable to the defeasance trust have expired under any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) the defeasance trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended, and (iii) the Holders shall have a perfected security interest under applicable law in the Obligations so deposited with customary assumptions and qualifications;

                  (d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

                  (e) Such Legal Defeasance or Covenant Defeasance, as the case may be, shall not result in a breach or violation of or constitute a Default under this Indenture, or any other material agreement or instrument to which the Issuer is a party or by which the Issuer is bound;

                  (f) In the case of a Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Legal Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (g) In the case of a Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States

                       NRG Northeast Generating Indenture

         Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

                  (h) The Issuer shall have delivered to the Trustee an Officer's Certificate and Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

                  Neither the Obligations nor moneys deposited with the Trustee pursuant to this section shall be substituted, withdrawn, reinvested or used for any purpose other than, and shall be segregated and held in trust for the payment of the principal of, and premium, if any and interest on, the Bonds.



                                   ARTICLE 17

                             LIMITATION ON LIABILITY

                  SECTION 17.1 Limitation on Liability. Notwithstanding anything to the contrary contained in this Indenture or the Bonds or the Collateral Documents,

                  (a) the liability and obligation of the Issuer to perform and observe and make good the obligations contained in this Indenture and the Bonds and the Collateral Documents and to pay the Indebtedness issued hereunder in accordance with the provisions of this Indenture and the Bonds (such liability and obligation being herein referred to as the "Issuer's Obligations"), or any part thereof, or any claim based thereon or otherwise in respect thereof shall not (except as expressly provided in clause (b) below or in the last paragraph of this Section 17.1) be enforced by any action or proceeding wherein damages or any money judgment or any deficiency judgment or any judgment establishing any personal obligation or liability shall be sought, collected or otherwise obtained against any Member, any parent of a Member or any past, present or future partner, officer, director, shareholder, incorporator, Affiliate or related Person, of any Member or the Issuer (each such Member, parent of a Member and past, present or future partner, officer, director or shareholder, incorporator, Affiliate or related Person being herein referred to as a "Related Person"), and (except as expressly provided in clause (b) below or in the last paragraph of this Section 17.1) each of the Trustee, the Holders and any Person acting on behalf of the Trustee or the Holders, for itself and its successors and assigns, irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any Related Person under or by reason of or in connection with the Issuer's Obligations, or any part thereof, or any claim based thereon or otherwise in respect thereof and (except as expressly provided in clause (b) below or in the last paragraph of this Section 17.1) agrees to look solely to the Issuer and Collateral held under or in connection with the Collateral Documents for the enforcement of the Issuer's Obligations; and

                  (b) The liability of the Related Persons with respect to the Issuer's Obligations, or any part thereof, or for any claim based thereon or otherwise in respect thereof is (except




                       NRG Northeast Generating Indenture
         as expressly provided in the last paragraph of this Section 17.1) limited to the respective interests of such Related Persons in the Collateral, and (except as expressly provided in the last paragraph of this Section 17.1) no recourse shall be had in the event of any non-performance by the Issuer of any of the Issuer's Obligations to (i) any assets or properties of any Related Person other than the respective interests of such Related Persons in the Collateral or (ii) the Related Persons (except with respect to the respective interests of such Related Persons in the Collateral), and no judgment for any deficiency upon the Issuer's Obligations, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be obtainable by the Holders, the Trustee or any Person acting on behalf of the Holders or the Trustee against any Related Person.

                  Nothing contained in this Section 17.1 shall be construed (i) as preventing the Trustee, the Holders and any Person acting on behalf of the Trustee or the Holders from naming the Issuer or a Related Person in any action or proceeding brought by the Trustee, the Holders and any Person acting on behalf of the Trustee or the Holders to enforce and to realize upon or the Collateral purported to be provided by such Related Persons under or in connection with the Collateral Documents so long as no judgment, order, decree or other relief in the nature of a personal or deficiency judgment or otherwise establishing any personal obligation under or by reason of or in connection with the Issuer's Obligations, or any part thereof, or any claim based thereon or otherwise in respect thereof shall be asked for, taken, entered or enforced against any Related Person, in any such action or proceeding, (ii) as modifying, qualifying or affecting in any manner whatsoever the Lien and security interests created by this Indenture and the Collateral Documents and the other Transaction Documents or the enforcement thereof by the Holders or the Trustee or any Person acting on behalf of the Holders or the Trustee, (iii) as modifying, qualifying or affecting in any manner whatsoever the personal recourse undertakings, obligations and liabilities of any Person (including, without limitation, any Related Person) under any capital contribution agreement, any guaranty of payment, completion guaranty or any guaranty or indemnification agreement now or hereafter executed and delivered to the Trustee, the Holders or any Person acting on behalf of the Trustee or the Holders in connection with the transactions contemplated by this Indenture or (iv) as modifying, qualifying or affecting in any manner whatsoever the personal recourse liability of any Related Person, or any other Person for fraud or willful misrepresentation or any wrongful misappropriation or diversion of any portion of the Collateral.



                       NRG Northeast Generating Indenture

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                             NRG NORTHEAST GENERATING LLC


                             By:   /s/ Craig Mataczynski
                                ------------------------------------------------
                                  Name: Craig Mataczynski
                                  Title:President, NRG Northeast Generating LLC


                             GUARANTORS

                             ARTHUR KILL POWER LLC


                             By:   /s/ Brian B. Bird
                                ------------------------------------------------
                                  Name: Brian B. Bird
                                  Title: Treasurer

                             ASTORIA GAS TURBINE POWER LLC


                             By:  /s/ Brian B. Bird
                                ------------------------------------------------
                                  Name: Brian B. Bird
                                  Title: Treasurer

                             CONNECTICUT JET POWER LLC


                             By:  /s/ Brian B. Bird
                                ------------------------------------------------
                                  Name: Brian B. Bird
                                  Title: Treasurer

                             DEVON POWER LLC


                             By:  /s/ Brian B. Bird
                                ------------------------------------------------
                                  Name: Brian B. Bird
                                  Title: Treasurer

                             DUNKIRK POWER LLC


                             By:  /s/ Brian B. Bird
                                ------------------------------------------------
                                  Name: Brian B. Bird
                                  Title: Treasurer


                       NRG Northeast Generating Indenture

                             HUNTLEY POWER LLC


                             By:  /s/ Brian B. Bird
                                ------------------------------------------------
                                  Name: Brian B. Bird
                                  Title: Treasurer

                             MIDDLETOWN POWER LLC


                             By:  /s/ Brian B. Bird
                                ------------------------------------------------
                                  Name: Brian B. Bird
                                  Title: Treasurer

                             MONTVILLE POWER LLC


                             By:  /s/ Brian B. Bird
                                ------------------------------------------------
                                  Name: Brian B. Bird
                                  Title: Treasurer

                             NORWALK POWER LLC


                             By:  /s/ Brian B. Bird
                                ------------------------------------------------
                                  Name: Brian B. Bird
                                  Title: Treasurer

                             OSWEGO HARBOR POWER LLC


                             By:  /s/ Brian B. Bird
                                ------------------------------------------------
                                  Name: Brian B. Bird
                                  Title: Treasurer

                             SOMERSET POWER LLC


                             By:  /s/ Brian B. Bird
                                ------------------------------------------------
                                  Name: Brian B. Bird
                                  Title: Treasurer

                             THE CHASE MANHATTAN BANK
                                  as Trustee


                             By: /s/ Annette M. Marsula
                                ------------------------------------------------
                                  Name: Annette M. Marsula
                                  Title: Vice President International
                                         Project Finance

                       NRG Northeast Generating Indenture

                             THE CHASE MANHATTAN BANK
                                  as Securities Intermediary


                             By: /s/ Annette M. Marsula
                                 -----------------------------------------------
                                  Name:  Annette M. Marsula
                                  Title: Vice President International
                                         Project Finance




                       NRG Northeast Generating Indenture

                                                                       EXHIBIT A


                          FORM OF ACCEPTABLE GUARANTEE


                  This GUARANTEE AGREEMENT (this "Guarantee"), dated as of
            between [NRG Energy/Affiliate of NRG Energy/Acceptable Bank], a corporation duly organized and validly existing under the laws of (the "Guarantor") and The Chase Manhattan Bank, as Trustee (the "Trustee") on behalf of the Secured Parties (as defined in the Collateral Agency and Intercreditor Agreement).

                                    RECITALS

                  1. NRG Northeast Generating LLC (the "Issuer"), Arthur Kill Power LLC, Astoria Gas Turbines Power LLC, Connecticut Jet Power LLC, Devon Power LLC, Dunkirk Power LLC, Huntley Power LLC, Middletown Power LLC, Montville Power LLC, Norwalk Power LLC, Oswego Harbor Power LLC and Somerset Power LLC (each, a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors") have entered into the Indenture dated as of February 22, 2000 with the Trustee.

                  2. In order to fund the Debt Service Reserve Account so that the obligations of the Issuer under Article 4 of the Indenture shall be released, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantor has agreed to guarantee the payment of the Guaranteed Obligation (as defined below).

                  Accordingly, the Guarantor agrees with the Trustee as follows:


                                    ARTICLE 1
                                   DEFINITIONS

                  Unless otherwise defined, all capitalized terms used in this Guarantee shall have the meanings given in the Indenture. The rules of interpretation set forth in Article 1 of the Indenture shall apply to this Guarantee.


                                    ARTICLE 2
                                    GUARANTEE

                  2.01 The Guarantee. The Guarantor absolutely, unconditionally and irrevocably guarantees to the Trustee on behalf of the Holders of the Bonds and their respective successors and assigns the prompt payment of up to US$
(as such amount may be reduced or increased from time to time, the "Guaranteed Obligation") upon receipt of a written request from the Issuer therefor.





                       NRG Northeast Generating Indenture

                  The Guarantor further agrees that it will promptly pay the amount specified in such written notice, but in no event more than the Guaranteed Obligation, on the date of receipt of such written notice. The delivery of such notice by the Issuer to the Guarantor shall in accordance with
Article 4 of the Indenture constitute sufficient demand on the Guarantor to make the payment specified in such notice.

                  2.02 Obligations Unconditional. The obligations of the Guarantor under Section 2.01 are absolute, unconditional and irrevocable, irrespective of any actual or asserted lack of value, genuineness, validity, regularity or enforceability of the obligations of the Issuer under the Indenture, any other Transaction Document or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for the Guaranteed Obligation, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article 2 that the obligations of the Guarantor under this Guarantee shall be absolute and unconditional, under any and all circumstances.

                  Subject to Section 2.01, the Guarantor expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Trustee or any Holder exhaust any right, power or remedy or proceed against the Issuer or the Subsidiary Guarantors under the Indenture or any other Transaction Document or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligation.

                  2.03 Instrument for the Payment of Money. The Guarantor acknowledges that this guarantee constitutes an instrument for the payment of money only, and consents and agrees that the Trustee or any Holder, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR
Section 3213.

                  2.04 Reduction of Guaranteed Obligation. The Guaranteed Obligation shall be reduced automatically in accordance with clause 4.1(d)(i) of the Indenture and the Trustee shall promptly provide to the Guarantor notice of such reduction. Contemporaneous with the giving of such notice, the Trustee shall annotate this Guarantee to reflect the Guaranteed Obligation as so reduced.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

                  The Guarantor represents and warrants that:

                  3.01 Power and Authority. The Guarantor has the limited liability company power and authority to (i) execute and deliver this Guarantee and perform its obligations hereunder, (ii) to conduct its business as currently conducted and (iii) to own its property.


                       NRG Northeast Generating Indenture

                  3.02 Valid Existence. The Guarantor is duly organized and is validly existing under and pursuant to the laws of the jurisdiction of its organization and is qualified to do business and is in good standing in all jurisdictions necessary for it to conduct its business and own its property except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

                  3.03 Due Authorization. The execution, delivery and performance by the Guarantor of this Guarantee have been duly authorized by all necessary corporate action, and do not and shall not require any further consents or approvals which have not been obtained, or violate any provision of any Law or breach any agreement presently in effect with respect to or binding on the Guarantor or its properties except where such violations or breach would not have a Material Adverse Effect.

                  3.04 Binding Obligation. This Guarantee is a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as such enforceability may be limited in each case by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally (and to the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally) and except as such enforceability is subject to the application of general principles of equity (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

                                    ARTICLE 4
                                  MISCELLANEOUS

                  4.01 Notices. All notices required or permitted under the terms and provisions of this Guarantee shall be in writing (including by telex or fax) in the English language delivered to the intended recipient. Any such notice shall be effective when received if given in accordance with the provisions of Section 1.4 of the Indenture to the address set out beneath such party's signature to this Guarantee.

                  4.02 Severability. If any provision hereof is invalid, illegal or unenforceable in any jurisdiction, then to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Trustee and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity, illegality or unenforceability of any provision hereof in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

                  4.03 Benefit of Guarantee. This Guarantee shall be binding upon and inure to the benefit of the Guarantor and the Trustee and their respective successors, transferees and assigns.



                       NRG Northeast Generating Indenture

                  4.04 Language. The language of this Guarantee is the English language and no translation made or to be made hereof shall have any legal validity.

                  4.05 Governing Law. This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to principles of conflicts of law thereof to the extent the application of such principles would cause the application of the laws of any other jurisdiction.


                  4.06 Further Assurances. The Guarantor shall execute and deliver all such instruments and take all such actions as may be reasonably necessary to effectuate fully the purposes of this Guarantee.

                  4.07 Term. This Guarantee shall terminate upon the earlier to occur of indefeasible payment in full of the Guaranteed Obligation and reduction of the Guaranteed Obligation to zero.

                  4.08 Amendments. Except as otherwise expressly provided in this Guarantee, any provision of this Guarantee may be amended or modified only by an instrument in writing signed by the parties hereto.

                  4.09 Submission to Jurisdiction and Venue. Any legal action or proceeding against the Guarantor with respect to this Guarantee shall be brought and enforced in the U.S. state or federal courts located in the Borough of Manhattan, The City of New York, New York, and, by execution and delivery of this Guarantee, the Guarantor irrevocably accepts for itself and in respect of its property, generally, irrevocably and unconditionally, the jurisdiction of the aforesaid courts. A judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Guarantor and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.

                  4.10 Appointment of Process Agent. The Guarantor irrevocably designates, appoints and empowers CT Corporation System, with offices on the date of this Guarantee at 111 8th Avenue, 13th Floor, New York, New York 10011, as its designee, appointee and agent with respect to any action or proceeding to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding and agrees that the failure of any such agent to give any advice of any service of process to it shall not impair or affect the validity of such service or of any judgment based thereon. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Guarantor shall designate a new designee, appointee and agent in the United States on the terms and for the purposes of this provision reasonably satisfactory to the Trustee. The Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it, at its address set forth below, such service to become effective 30 days after such mailing. Nothing in this Guarantee shall affect the right of the Trustee to serve process or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction in any other manner permitted by law. The



                       NRG Northeast Generating Indenture

Guarantor waives irrevocably, to the extent permitted by law, any objection to the laying of venue in New York, New York, and any claim of inconvenient forum in respect of any such action in New York, New York to which it might otherwise be entitled in any actions arising out of or based on this Guarantee.



                       NRG Northeast Generating Indenture

                  IN WITNESS WHEREOF, each party has caused this Guarantee to be duly executed and delivered by its officer thereto duly authorized as of the date first above written.

[NRG Energy/Affiliate of NRG Energy/Acceptable Bank] as Guarantor


By:
       -------------------------
Title:
       -------------------------



Address:
           -------------------------

           -------------------------

           -------------------------
Attention:
           -------------------------
Telephone:
           -------------------------
Telecopy:
           -------------------------


THE CHASE MANHATTAN BANK,
not in its individual capacity, but solely as Trustee


By:
       -------------------------
Title:
       -------------------------



Address:          The Chase Manhattan Bank
                  Capital Markets Fiduciary Services
                  450 W. 33rd Street, 15th Floor
                  New York, New York 10001

Attention:        Annette Marsula
                  International and Project Finance Group
Telephone:        (212) 946-7557
Telecopy:         (212) 946-8177



                       NRG Northeast Generating Indenture

                                                                       EXHIBIT B

                            SUBORDINATION PROVISIONS



                  Section 1. [NRG Northeast Generating LLC, a limited liability company organized under the laws of Delaware] (the "Company"), hereby covenants and agrees, and [NAME OF SUBORDINATED LENDER] (the "Subordinated Lender"), likewise agrees, that, to the extent and in the manner set forth in this Agreement, [describe subordinated indebtedness] (the "Subordinated Indebtedness"), and the payment from whatever source of the principal of, and interest and premium (if any) on, the Subordinated Indebtedness, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness (as hereinafter defined). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto, whether directly or by reference to another agreement or document, in the Indenture dated as of February 22, 2000 (as amended, supplemented or modified and in effect from time to time, the "Indenture") among the Company, the Guarantors party thereto and The Chase Manhattan Bank, as trustee (in such capacity, together with its successors and assigns, the "Trustee") for the Holders.

                  For purposes hereof, "Senior Indebtedness" shall mean all indebtedness, liabilities and other obligations of the Company (including, but not limited to, all such obligations in respect of principal, premiums, interest, fees, reimbursement obligations, penalties, indemnities, legal expenses, costs and other expenses, whether due after acceleration or otherwise) to the Secured Parties (as defined in the Collateral Agency and Intercreditor Agreement) (of whatsoever nature and howsoever evidenced) under or pursuant to the Collateral Documents and the other Financing Documents, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreement or document. The term "Senior Indebtedness" shall include any interest accruing after the date of any filing by the Company of any petition in bankruptcy or the commencing of any bankruptcy, insolvency or similar proceedings with respect to the Company, whether or not such interest is allowable as a claim in any such proceeding.

                  Section 2. The Subordinated Lender further agrees that:

                  (a) (i) Unless and until the Senior Indebtedness shall have been paid or otherwise satisfied in full, the Subordinated Lender shall not ask, demand, sue for, take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of the Collateral or any guaranty of payment or performance), payment of all or any of the Subordinated Indebtedness, except as permitted under the Indenture and shall be paid solely from cash that may be applied to Restricted Payments under Section 6.15 of the Indenture. For the purposes of these provisions, the Senior Indebtedness shall not be deemed to have been paid or satisfied in full until the Senior Indebtedness shall have been indefeasibly so paid in cash to the Secured Parties (after the passage of any relevant preference periods).


                       NRG Northeast Generating Indenture

               (ii) Upon any distribution of all or any of the assets of the Company to creditors of the Company upon the dissolution, winding up, liquidation, arrangement, reorganization or composition of the Company, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Subordinated Indebtedness but for the provisions of this Agreement, including, without limitation, any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Subordinated Indebtedness shall be paid or delivered directly to the Collateral Agent for application (in the case of cash) to or as Collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Indebtedness until the Senior Indebtedness has been paid or otherwise satisfied in full in cash.

              (iii) Each of the Secured Parties may demand specific performance of these terms of subordination, whether or not the Company shall have complied with any of the provisions hereof applicable to them at any time when the Subordinated Lender shall have failed to comply with any of such provisions applicable to it. The Subordinated Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

               (iv) So long as any of the Senior Indebtedness shall remain unpaid or otherwise unsatisfied, the Subordinated Lender shall not commence or join with any creditor other than the Collateral Agent in commencing any proceeding referred to in subsection (ii) above for the payment of any amounts which otherwise would be payable or deliverable upon or with respect to the Subordinated Indebtedness.

                (v) Subject to the indefeasible payment or satisfaction in full in cash of all of the Senior Indebtedness, the Subordinated Lender shall be subrogated to the rights of the Secured Parties to receive payments or distributions of assets of the Company made on the Senior Indebtedness until the Subordinated Indebtedness has been satisfied in full.

               (vi) In the event that, notwithstanding the foregoing provisions of this Section 2, the Subordinated Lender shall have received, before all Senior Indebtedness is paid in full in cash or payment thereof is otherwise provided for, any such payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution arising out of the exercise by the Subordinated Lender of a right of set-off or counterclaim and any such payment or distribution received by reason of any other indebtedness of the Company being subordinated to the Subordinated Indebtedness, then, and in such event, such payment or distribution shall be held in trust for the benefit of the Secured Parties, and shall be immediately paid over to the Collateral Agent, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent

                  The foregoing provisions regarding subordination are for the benefit of the Secured Parties and shall be enforceable by them directly against the Subordinated Lender, and no Secured Party shall be prejudiced in its right to enforce subordination of any of the Subordinated Indebtedness by any act or failure to act by the Company or anyone in custody of its assets or property. Notwithstanding anything to the contrary contained in the foregoing provisions, the Subordinated Lender may receive and retain payments in respect of the Subordinated Indebtedness from the Company to the extent that such payments are permitted by the Indenture.

                  (b) So long as any Senior Indebtedness remains outstanding, the following provisions shall apply:

                (i) If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, shall be permitted to take any and all actions to exercise any and all rights, remedies and options which it may have under the Collateral Agency and Intercreditor Agreement and the other Security Documents.

               (ii) The Subordinated Lender shall not, without the prior written consent of the Secured Parties, (A) exercise any rights or enforce any remedies or assert any claim with respect to the Collateral, (B) seek to foreclose any Lien or sell the Collateral, or (C) take any action, directly or indirectly, or institute any proceedings, directly or indirectly, with respect to any of the foregoing.

              (iii) The Subordinated Lender hereby waives: (A) notice of the existence, creation or non-payment of all or any of the Senior Indebtedness and (B) to the fullest extent permitted by law, any right it may have to require the Collateral Agent to marshal assets.

                  (c) The Secured Parties may, at any time and from time to time, without any consent of or notice to the Subordinated Lender and without impairing or releasing the obligations of the Subordinated Lender: (A) amend, modify, extend, renew, waive or consent to in any manner, any provision of any agreement under which any of the Senior Indebtedness is outstanding in accordance with the terms thereof; (B) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Senior Indebtedness in accordance with the Security Documents; (C) release anyone liable in any manner under or in respect of the Senior Indebtedness; (D) exercise or refrain from exercising any rights against the Company and others; and (E) apply any sums from time to time received to payment or satisfaction of the Senior Indebtedness.

                  (d) After the payment in full of all amounts due in respect of the Senior Indebtedness, the holder or holders of the Subordinated Indebtedness shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, premium, if any, interest on and all other amounts due or to become due with respect to the Subordinated Indebtedness shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holder or holders of the Subordinated Indebtedness would be entitled but



                    NRG Northeast Generating Indenture
for the provisions hereof, and no payment pursuant to these provisions to the holders of the Senior Indebtedness by any holder of the Subordinated Indebtedness shall, as among the Company, its creditors other than holders of the Senior Indebtedness and the holder or holders of the Subordinated Indebtedness, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. No payment or distributions to the holders of the Senior Indebtedness which such holder or holders of the Subordinated Indebtedness shall be entitled to receive pursuant to such subrogation shall, as among the Company, its creditors other than holders of the Senior Indebtedness and the holder or holders of the Subordinated Indebtedness be deemed to be a payment by the Company or on account of the Subordinated Indebtedness.

                  Nothing contained in this instrument is intended to or shall impair as among the Company, its creditors other than the holders of the Senior Indebtedness, and the holders of the Subordinated Indebtedness, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the holders of the Subordinated Indebtedness and creditors of the Company other than the holders of the Senior Indebtedness.

                  Section 3. The Subordinated Lender agrees not to take any action in respect of or to enforce any right of subrogation arising as a result of the Subordinated Lender paying over amounts to the holders of the Senior Indebtedness as provided herein, prior to payment in full in cash of the Senior Indebtedness.

                  Section 4. The Subordinated Lender agrees that, if it shall fail to file claims or proofs of claim with respect to the Subordinated Indebtedness at least 30 days prior to the expiration of the period in which such claims or proofs of claim shall be required to be filed, the holders of the Senior Indebtedness are authorized to file such claims or proofs of claim on behalf of the Subordinated Lender as its attorney-in-fact.



                    NRG Northeast Generating Indenture